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                                                                   EXHIBIT 10.84

                                27 SEPTEMBER 2004


                          HUTCHISON TELECOMMUNICATIONS
                              INTERNATIONAL LIMITED


                          HUTCHISON TELECOMMUNICATIONS
                           INVESTMENT HOLDINGS LIMITED


                           GOLDMAN SACHS (ASIA) L.L.C.


                           THE HONG KONG UNDERWRITERS
                           NAMED IN SCHEDULE 1 HERETO


                    ========================================

                                    HONG KONG
                             UNDERWRITING AGREEMENT
                                   RELATING TO
                          HUTCHISON TELECOMMUNICATIONS
                              INTERNATIONAL LIMITED

                    ========================================

                    [LOGO OF FRESHFIELDS BRUCKHAUS DERINGER]

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                                                                   Exhibit 10.84

THIS AGREEMENT is made on 27 September 2004

BETWEEN:

(1) HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED, a company incorporated in the Cayman Islands with limited liability whose registered office is at Century Yard, Cricket Square, Hutchins Drive, George Town, Grand Cayman, Cayman Islands (the Company);

(2) HUTCHISON TELECOMMUNICATIONS INVESTMENT HOLDINGS LIMITED, a company incorporated in the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the Selling Shareholder);

(3) GOLDMAN SACHS (ASIA) L.L.C., whose place of business in Hong Kong is at 68/F Cheung Kong Center, 2 Queen's Road Central, Hong Kong (Goldman Sachs); and

(4) EACH OF THE HONG KONG UNDERWRITERS whose respective names and addresses are set out in Schedule 1 (together, the Hong Kong Underwriters and individually, a Hong Kong Underwriter).

WHEREAS:

(A) The Company was incorporated in the Cayman Islands on 17 March 2004, with the registration number CT-133883.

(B) The Company submitted a valid application (together with all necessary supporting documents) to the Registrar of Companies in Hong Kong to be registered as an oversea company in Hong Kong under Part XI of the Companies Ordinance and has been registered accordingly since 20 May 2004.

(C) As at the date of this Agreement, the Company has an authorized share capital of HK$2,500,000,000.00 and US$10,000.00 divided into 10,000,000,000 Shares of HK$0.25 each and 1,000,000 Preference Shares of US$0.01 each, of which 4,500,000,000 Shares have been allotted and issued fully paid up or credited as fully paid.

(D) As at the date hereof, the Selling Shareholder is the sole registered and beneficial owner of all of the issued Shares (save for those Shares to be transferred pursuant to the DoCoMo Acquisition). The Selling Shareholder is a wholly-owned subsidiary of HWL.

(E) At meetings of the board of Directors held on 30 August 2004 and 17 September 2004, resolutions were passed pursuant to which, inter alia, Directors were authorized to agree and sign on behalf of the Company this Agreement and all the other relevant documents in connection with the Global Offering.

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(F)     An application has been made to the Hong Kong Stock Exchange for the listing of, and permission to deal in, the Shares and to the New York Stock Exchange for the listing of the ADSs by way of an offer for sale comprising:

        (i)     the Hong Kong Public Offering;

        (ii)    the Preferential Offering; and

        (iii)   the International Offering.

(G) The Selling Shareholder is expected to grant to Goldman Sachs for and on behalf of the International Underwriters an Over-Allocation Option to require the Selling Shareholder to sell up to an aggregate of 11,550,000 ADSs (representing 173,250,000 additional Shares) to cover over-allocations in connection with the International Offering.

(H) The Company has appointed Goldman Sachs to sponsor the Company in relation to the application to the Hong Kong Stock Exchange for the listing of and granting of permission to deal in the Shares.

(I) Goldman Sachs has agreed to act as sponsor and global coordinator, and the Hong Kong Underwriters have agreed to underwrite the Initial Public Offer Shares, subject to and on the conditions of this Agreement and in reliance upon the representations, warranties and undertakings given to Goldman Sachs and the Hong Kong Underwriters as set out in this Agreement.

NOW IT IS AGREED as follows:

1.      INTERPRETATION

1.1 In this Agreement (including the recitals and the Schedules), the following expressions shall, unless the context otherwise requires, have the following meanings:

Acceptance Date means 6 October 2004 being the date on which the application lists for the Hong Kong Offer Shares will close as stated in the section headed "How to Apply for Hong Kong Offer Shares and Reserved Shares" in the Hong Kong Prospectus (or such other later date as such application lists may close as stated in the Hong Kong Prospectus and the Application Forms);

ADRs means American Depositary Receipts to be issued pursuant to the Deposit Agreement;

ADSs means American Depositary Shares, each representing ownership of 15 Shares;

affiliate means in relation to a particular company, any company or other entity which is its holding company or subsidiary, or any subsidiary of its holding company or which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the company specified. For the purposes of this definition the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies

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of a person, whether through the ownership of voting securities, by contract, or otherwise;

Agreement Among Hong Kong Underwriters means the agreement to be entered into between the Hong Kong Underwriters and Goldman Sachs on the date hereof;

Aircel means Aircel Limited and Aircel Cellular Limited, each incorporated with limited liability under the Companies Act of India;

Aircel Accounts means the audited results of Aircel for each of the financial years ended 31 March 2001, 2002 and 2003;

Aircel Reporting Accountants means Morison Heng, Hong Kong, Certified Public Accountants;

Application Forms means the Hong Kong Application Forms and the Preferential Offering Application Forms;

Approval means any consent, approval, authorization, sanction, permission, order, franchise, registration, filing, clearance, qualification, licence, permit, certificate or declaration;

Articles of Association means the articles of association of the Company;

Banking Day has the meaning ascribed to it in the Receiving Bankers' Agreement;

Branch Registrar's Agreement means the agreement between the Branch Share Registrar and the Company in the agreed form;

Branch Share Registrar means Computershare Hong Kong Investor Services Limited;

Brokerage means brokerage at the rate of 1 per cent. of the aggregate Offer Price in respect of all the Hong Kong Offer Shares and Reserved Shares, payable to members of the Hong Kong Stock Exchange and the Hong Kong Underwriters (as the case may be) pursuant to the Hong Kong Public Offering;

Business Day means any day (excluding a Saturday) on which licensed banks generally are open for business in Hong Kong;

CCASS means the Central Clearing and Settlement System established and operated by Hongkong Clearing;

Claw Back Shares means the International Offer Shares withdrawn from the International Offering and made available as an additional part of the Hong Kong Offer Shares for purchase pursuant to the Hong Kong Public Offering pursuant to clauses 3.5 and 3.7;

Closing means the time when payment is to be made under clause 7.1, after the Conditions have been fulfilled and/or waived in accordance with this Agreement, which is expected to be 8:00 a.m. on 15 October 2004 or otherwise as agreed between

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the Selling Shareholder and Goldman Sachs (on behalf of the Hong Kong
Underwriters);

Companies Ordinance means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

Company Accounts means the combined audited results of the Company and its subsidiaries for each of the financial years ended 31 December 2001, 2002 and 2003 and for the six months ended 30 June 2003 and 2004 (together with the notes thereto);

Conditions means the conditions set out in clause 2.1;

Deposit Agreement means the deposit agreement expected to be entered into among the Company, the Depositary and all holders from time to time of the ADRs;

Depositary means Citibank, N.A. of 111 Wall Street, New York, NY 10005, United States of America, as issuer and depositary in relation to the ADSs;

Directors means the directors of the Company;

DoCoMo Acquisition means the acquisition by HWL of the 20% interest in Hutchison 3G UK Holdings Limited held by NTT DoCoMo, Inc. pursuant to an agreement dated 27 May 2004;

Final Offering Circular means the final offering circular to be issued by the Company in connection with the International Offering substantially in the agreed form;

Formal Notice means the formal notice substantially in the agreed form required under Listing Rule 12.02 to be published in connection with the Hong Kong Public Offering in the newspapers and on the dates specified in Schedule 7;

Global Offering means the Hong Kong Public Offering together with the International Offering (including the Preferential Offering);

Governmental Authorization means an Approval from an applicable Governmental Authority;

Governmental Authority means any public, regulatory or governmental agency or authority (including, without limitation, the Hong Kong Stock Exchange and the SFC) and any court at the national, provincial, municipal or local level;

Group means the Company and any of its subsidiaries from time to time including the Significant Subsidiaries;

HK dollars and HK$ means Hong Kong dollars, the lawful currency of Hong Kong;

holding company has the meaning ascribed thereto in section 2 of the Companies Ordinance;

Hongkong Clearing means Hong Kong Securities Clearing Company Limited;

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Hong Kong means the Hong Kong Special Administrative Region of the People's
Republic of China;

Hong Kong Application Forms means the white and yellow application forms for the Hong Kong Offer Shares each in the agreed form to be issued by the Company with the Hong Kong Prospectus;

Hong Kong Offering Documents means the Hong Kong Prospectus, the Hong Kong Application Forms, the Formal Notice and any announcements, offer awareness materials and summary disclosure materials issued or to be issued by the Company in connection with the Hong Kong Public Offering (including any supplement or amendment thereto);

Hong Kong Offer Shares means the Initial Public Offer Shares (i) together with, where applicable, the Claw Back Shares, or (ii) as may be adjusted pursuant to clause 3.9 or 6.7;

Hong Kong Prospectus means the prospectus (including any supplement or amendment thereto) to be issued by the Company in connection with the Hong Kong Public Offering substantially in the agreed form;

Hong Kong Public Offering means the offer for sale of the Hong Kong Offer Shares in Hong Kong on and subject to the terms and conditions set out in the Hong Kong Offering Documents;

Hong Kong Stock Exchange means The Stock Exchange of Hong Kong Limited;

HWL means Hutchison Whampoa Limited a company incorporated in Hong Kong with limited liability and listed on the Hong Kong Stock Exchange;

Initial Public Offer Shares means the 115,500,000 Shares initially offered for subscription by the Company pursuant to the Hong Kong Public Offering, excluding any Claw Back Shares and before making any adjustment pursuant to clauses 3.9 or 6.7;

International Offering means the offering of the International Offer Shares, comprising (i) the offering of ADSs (which may, at the option of investors, be delivered in the form of Shares) to professional and institutional investors (including to professional and institutional investors within Hong Kong) pursuant to the International Offering Circular, (ii) the public offering of ADSs (which may, at the option of investors, be delivered in the form of Shares) in the United States registered under the Securities Act pursuant to the US Prospectus and (iii) the POWL pursuant to the Japanese Prospectus;

International Offering Circular means the Preliminary Offering Circular and the Final Offering Circular (including any supplement or amendment thereto);

International Offering Documents means the International Offering Circular, the Japanese Prospectus, the registration statement filed with the SEC and any announcements, offer awareness materials and summary disclosure materials issued or to be issued by the Company in connection with the International Offering (including any supplement or amendment thereto);

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International Offer Shares means the 1,039,500,000 Shares (representing in aggregate 69,300,000 ADSs) initially offered pursuant to the International Offering (subject to adjustment as described in clause 3.9 and subject to the provisions of clauses 3.5, 3.7 and 6.7 and the Over-Allocation Option);

International Underwriting Agreement means the purchase agreement relating to the International Offering (including, for these purposes, the Preferential Offering) expected to be entered into between the Company, the Selling Shareholder, Goldman Sachs and the other International Underwriters on or following the Price Determination Date;

International Underwriters means the group of underwriters of the International Offering led by Goldman Sachs, who are expected to enter into the International Underwriting Agreement;

Intersyndicate Agreement means the agreement to be entered into between the Hong Kong Underwriters and the International Underwriters;

Investor Compensation Levy means the investor compensation levy of 0.002 per cent. charged by the Hong Kong Stock Exchange on each of the Selling Shareholder and the purchasers in respect of the Offer Shares;

Japanese Prospectus means the securities registration statement to be filed by the Company with the Director-General of Kanto Local Finance Bureau, the Ministry of Finance of Japan in connection with the POWL;

Law means any law, rule, regulation, judgment, decree or ruling of any Governmental Authority or any guideline, opinion, notice, circular or order of any Government Authority which is legally or customarily binding in nature;

Listing Committee means the Listing Committee of the Hong Kong Stock Exchange;

Listing Date means the date, expected to be on or about 15 October 2004, on which the Shares are listed and from which dealings therein are permitted to take place on the Hong Kong Stock Exchange;

Listing Rules means The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended from time to time;

Multiple Applications Letter means the letter from the Company to the Branch Share Registrar substantially in the agreed form relating to identification of multiple applications in relation to the Hong Kong Offer Shares;

Nominee means HSBC Nominees (Hong Kong) Limited, in whose name the application monies are to be held by the Receiving Bankers under the Receiving Bankers' Agreement;

Offer Price means the price per Share for the Hong Kong Offer Shares as fixed in accordance with the provisions of clause 3.6;

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Offer Shares means the 1,155,000,000 Shares being initially offered for sale pursuant to the Global Offering (subject to adjustment as described in clause 3.9), together with any further Shares sold pursuant to the exercise of the Over-Allocation Option;

Over-Allocation Option means the option expected to be granted in the International Underwriting Agreement by the Selling Shareholder to the International Underwriters, exercisable by Goldman Sachs on behalf of the International Underwriters, up to the date which is the 30th day after the day on which dealings in the Shares commence on the Hong Kong Stock Exchange, to require the Selling Shareholder to sell up to an aggregate of 11,550,000 ADSs (representing 173,250,000 additional Shares), which may be deliverable in the form of Shares, at the price per ADS payable by International Underwriters under the International Underwriting Agreement;

Overseas Shareholders means holders of HWL shares whose addresses on the register of members of HWL were outside Hong Kong as at the close of business on the Record Date;

POWL means the offering of Shares pursuant to a public offering without listing in Japan;

PRC means the People's Republic of China, which, for the purpose of this Agreement, excludes Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan;

Preference Shares means non-voting redeemable preference shares of par value US$0.01 each in the share capital of the Company;

Preferential Offering means the preferential offering to the Qualifying HWL Shareholders to acquire Reserved Shares on the basis of an assured entitlement of one Reserved Share for every whole multiple of 75 HWL ordinary shares held by each Qualifying HWL Shareholder at the close of business on the Record Date on and subject to the terms and conditions of the Preferential Offering Documents;

Preferential Offering Application Form means the blue application form for the Reserved Shares in the agreed form to be issued by the Company to Qualifying HWL Shareholders with the Hong Kong Prospectus;

Preferential Offering Documents means the Hong Kong Prospectus (in both printed form and on CD ROM in electronic form in compliance with Listing Rule 12.11), the Preferential Offering Application Form, the Formal Notice and any announcements, offer awareness materials and summary disclosure materials in the agreed form issued by the Company and/or HWL in connection with the Preferential Offering (including any supplement or amendment thereto);

Preliminary Offering Circular means the preliminary offering circular issued by the Company in connection with the International Offering (dated 17 September
2004);

Price Determination Agreement means the letter agreement substantially in the form set out in Schedule 5 to be entered into between Goldman Sachs (on behalf of the

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Underwriters) and the Selling Shareholder immediately following the determination of the Offer Price in accordance with clause 3.6 to record the price so determined;

Price Determination Date means the date on which the Offer Price is determined in accordance with the provisions of clause 3.6, which is expected to be on or about 7 October 2004 and in any event not later than 11 October 2004;

Principal Registrar's Agreement means the agreement between the Principal Share Registrar and the Company in the agreed form;

Principal Share Registrar means Bank of Butterfield International (Cayman) Limited;

Proceedings means any suit, investigation, inquiry, action or proceeding arising out of or in connection with this Agreement;

Property Valuer means DTZ Debenham Tie Leung Limited, an independent property valuer;

Prospectus Date means the date of the Hong Kong Prospectus, being 30 September 2004;

Qualifying HWL Shareholders means the shareholders of HWL whose names appeared on the register of members of HWL as holding 75 or more ordinary shares of HWL as at the close of business on the Record Date, other than the Overseas Shareholders;

Receiving Bankers means The Hongkong and Shanghai Banking Corporation Limited, Standard Chartered Bank (Hong Kong) Limited and The Bank of East Asia, Limited, being the banks appointed to hold the application monies received in connection with the Hong Kong Public Offering pursuant to the Receiving Bankers' Agreement;

Receiving Bankers' Agreement means the agreement appointing the Receiving Bankers and the Nominee in the agreed form;

Record Date means 24 September 2004, being the record date for ascertaining the assured entitlements of the Qualifying HWL Shareholders to apply for the Reserved Shares;

Reporting Accountants means PricewaterhouseCoopers, Hong Kong, Certified Public Accountants;

Reserved Shares means the 56,764,237 Shares initially to be offered to Qualifying HWL Shareholders pursuant to the Preferential Offering and which are to be allocated out of the International Offer Shares, subject to any adjustment as provided in the Intersyndicate Agreement and the International Underwriting Agreement;

Restructuring means the events and transactions set forth in (A) the Hong Kong Prospectus under the caption "The Restructuring" and (B) Appendix IX to the Hong Kong Prospectus;

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Schedules means schedules to this Agreement;

SEC means the US Securities and Exchange Commission;

Securities Act means the US Securities Act of 1933, as amended;

SFC means the Securities and Futures Commission of Hong Kong;

SFC Transaction Levy means the SFC transaction levy of 0.005 per cent. charged by the Hong Kong Stock Exchange on each of the Selling Shareholder and the purchasers in respect of the Offer Shares;

SFO means the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong
Kong);

Share Option Scheme means the share option scheme conditionally adopted by the Company on 17 September 2004, the principal terms of which are summarized in the section entitled "Share Option Scheme" in Appendix X to the Hong Kong Prospectus;

Shares means ordinary shares of par value HK$0.25 each in the share capital of the Company for which an application has been made for the listing, and permission to deal in, on the Main Board of the Hong Kong Stock Exchange;

Significant Subsidiaries means subsidiaries and associated companies of the Company as listed in Schedule 3, and Significant Subsidiary means any of them;

subsidiary has the meaning ascribed to it in Listing Rule 1.01;

Taxation means all forms of taxation whether in Hong Kong or elsewhere in the world wherever imposed and all statutory, governmental, state, provincial, local governmental or municipal impositions, duties and levies and all penalties, charges, costs and interest relating thereto;

Trading Fee means the trading fee of 0.005 per cent. charged by the Hong Kong Stock Exchange on each of the Selling Shareholder and the purchasers in respect of the Offer Shares;

transaction means any transaction, act, event, omission or circumstance existing of whatever nature;

Under-Subscription shall have the meaning given in clause 6.1;

Underwriters means the Hong Kong Underwriters and the International
Underwriters;

US and United States means the United States of America, its territories, its possessions, any State of the United States of America and the District of Columbia;

US dollar and US$ means United States dollars, the lawful currency of the United States;

US Offering means the registered offering of Shares in the United States pursuant to the US Prospectus;

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US Prospectus means the prospectus to be issued by the Company in the US in connection with the International Offering;

Valid Applications means applications under the Hong Kong Public Offering from persons made before the closing of the application lists (a) by giving electronic application instructions to Hongkong Clearing (i) which have been duly submitted and are otherwise in accordance with the terms and conditions of the Hong Kong Offering Documents and (ii) in respect of which the debit from such person's Designated Bank Account (as defined in the General Rules of CCASS) to effect such instructions has been accepted by the relevant bank when first requested (or, and without prejudice to the provisions of clauses 6.1 and 6.5, if practicable in the circumstances and requested by Goldman Sachs (for itself and on behalf of the other Hong Kong Underwriters) or the Company, on further request) or (b) on Hong Kong Application Forms which (i) have been duly completed and submitted and are otherwise in accordance with the terms and conditions of the Hong Kong Offering Documents and (ii) are accompanied by cheques or banker's cashier orders for the full amount payable on application which are honoured on first presentation (or, and without prejudice to the provisions of clauses 6.1 and 6.5, if practicable in the circumstances and requested by Goldman Sachs (for itself and on behalf of the other Hong Kong Underwriters) or the Company, on further presentation) and subject to the provisions of clauses 3.4 and 3.5;

Verification Notes means the verification notes in respect of the Hong Kong Prospectus in the agreed form prepared by Freshfields Bruckhaus Deringer dated 27 September 2004 (signed copies of which have been or will be delivered to Goldman Sachs);

Warranties means the representations, warranties and undertakings in Schedule 4 and given or made, or deemed to be given or made, pursuant to clause 10 and Warranty shall be construed accordingly; and

Warrantors means the Company and the Selling Shareholder.

1.2     In this Agreement, unless otherwise specified:

(a) references to recitals, clauses, sub-clauses, paragraphs and Schedules are to recitals, clauses, sub-clauses, paragraphs of, and schedules to, this Agreement;

(b) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(c) references to a "company" shall be construed so as to include any company, corporation or other body corporate, whenever and however incorporated or established;

(d) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

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(e)     references to writing shall include any mode of reproducing words in a legible and non-transitory form;

(f) references to times of the day are, unless otherwise specified, to Hong Kong time;

(g) all headings to clauses, sections and Schedules are for convenience only and do not affect the interpretation of this Agreement;

(h) references to the "closing of the application lists" shall be to 12:00 noon on the Acceptance Date;

(i) the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules; and

(j) a reference to a document being "in the agreed form" means such document in a form agreed and initialled for the purposes of identification by Linklaters and Freshfields Bruckhaus Deringer.

2.      CONDITIONS

2.1 Obligations Conditional: The obligations of the Hong Kong Underwriters under this Agreement are conditional upon:

(a) Goldman Sachs, on behalf of the Hong Kong Underwriters, receiving the documents listed in Part A of Schedule 2 not later than 5:00 p.m. on the Business Day prior to the Prospectus Date and the documents listed in Part B of Schedule 2 not later than 5:00 p.m. on the Business Day prior to Closing, in each case (save as otherwise specified in Schedule 2) in form and content satisfactory to Goldman Sachs;

(b) the lodging of the Hong Kong Prospectus (and other required documents) with the Hong Kong Stock Exchange by 11:00 a.m. (or such later time as agreed by the Hong Kong Stock Exchange) at least one Business Day prior to the Prospectus Date, and the Hong Kong Stock Exchange issuing a certificate pursuant to section 342C(5) of the Companies Ordinance certifying that it authorizes registration of the Hong Kong Prospectus prior to the Prospectus Date;

(c) the lodging of one copy of the Hong Kong Prospectus and each of the Application Forms duly certified by two Directors (or by their agents duly authorized in writing) as having been approved by the resolutions of the board of Directors or a duly constituted committee thereof and having all the documents required by the provisions of section 342C of the Companies Ordinance to be endorsed thereon or attached thereto with the Registrar of Companies in Hong Kong not later than 3:00 p.m. (or such later time as agreed by the Registrar of Companies in Hong Kong) on the Business Day before the Prospectus Date, and the Registrar of Companies in Hong Kong registering the same before the Prospectus Date;

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(d)     the listing of and permission to deal in all the Shares having been granted (subject only to despatch of share certificates) by the Listing Committee in principle on or before the Price Determination Date and dealings in the Shares being allowed by the Hong Kong Stock Exchange to commence on the Hong Kong Stock Exchange on or before 15 October 2004 (or such later date as the Selling Shareholder and Goldman Sachs on behalf of the Hong Kong Underwriters may agree) and such listing and permission not subsequently being revoked or suspended prior to the time and date detailed in clause 12.1;

(e) the execution and delivery of the International Underwriting Agreement on the Price Determination Date;

(f) the International Underwriting Agreement becoming unconditional in accordance with its terms (other than any condition for this Agreement to become unconditional) and not having been terminated in accordance with its terms or otherwise, prior to 8:00 a.m. on the morning on which dealing is scheduled to commence in the Shares on the Hong Kong Stock Exchange; and

(g) the Offer Price having been fixed on the Price Determination Date in accordance with the provisions of clause 3.6 and the Price Determination Agreement having been executed by the Selling Shareholder and Goldman Sachs (on behalf of the Hong Kong Underwriters).

2.2 Undertakings: Each of the Company and the Selling Shareholder undertakes to use its best endeavours to procure the fulfilment of the conditions set out in clause 2.1 above (save for clauses 2.1(e) and 2.1(g)) and in particular shall furnish such information, supply such documents, pay such fees, give such undertakings and do all such acts and things as may be reasonably required by Goldman Sachs (on behalf of the Hong Kong Underwriters), the Hong Kong Stock Exchange, the SFC and the Registrar of Companies in Hong Kong in connection with the application for the listing of and permission to deal in the Shares and the fulfilment of such conditions.

2.3 Waiver: Goldman Sachs, for itself and on behalf of the other Hong Kong Underwriters, may, at any time, waive any or all of the Conditions (in whole or in part) or extend the deadline for the fulfilment of such Conditions by such number of days or in such manner as it may in its sole and absolute discretion determine.

2.4 Termination: In the event that any of the Conditions is not fulfilled or waived on or prior to 30 October 2004 or in the event that the Price Determination Date shall not occur, this Agreement shall terminate with immediate effect and the provisions of clause 12.2 shall apply.

3.      THE HONG KONG PUBLIC OFFERING

3.1 Hong Kong Public Offering: The Selling Shareholder will, subject to the determination of the Offer Price in accordance with clause 3.6, as beneficial owner, offer the Hong Kong Offer Shares for sale to the public in Hong Kong at the Offer Price, payable in full on application in HK dollars together with Brokerage at the rate of 1 per cent., SFC Transaction Levy at the rate of 0.005 per cent., Investor Compensation Levy at the rate of 0.002 per cent. and Trading Fee at the rate of

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0.005 per cent. on and subject to the terms and conditions set out in the Hong
Kong Offering Documents and this Agreement. The Hong Kong Offer Shares shall be sold pursuant to the Hong Kong Public Offering free and clear of all liens, charges and encumbrances, claims, options and third party rights, and together with all rights attaching thereto at the date hereof, including the right to receive all dividends or other distributions declared, made or paid on the Hong Kong Offer Shares at any time after the date of this Agreement.

3.2 Appointment: The Company and the Selling Shareholder hereby appoint, to the exclusion of all others:

(a)     Goldman Sachs to act as global coordinator of the Global Offering;

(b) Goldman Sachs to act as sponsor to the Company in relation to the application to the Hong Kong Stock Exchange for the listing of, and permission to deal in, the Offer Shares; and

(c)     the Hong Kong Underwriters as underwriters for the Hong Kong Public
        Offering,

and relying on the representations, warranties and undertakings herein contained and subject as hereafter mentioned, Goldman Sachs and each Hong Kong Underwriter respectively and severally accept such appointments.

The Company and the Selling Shareholder hereby confirm that the foregoing appointments confer on Goldman Sachs and each Hong Kong Underwriter, respectively, all powers, authorities and discretion on behalf of the Company which are necessary for (or, in the case of discretions, reasonably necessary for), or reasonably incidental to, the lawful making of the Hong Kong Public Offering and hereby agree to ratify and confirm everything which Goldman Sachs or any of the Hong Kong Underwriters shall lawfully do in the exercise of any such appointments, powers, authorities and discretions. The Company and the Selling Shareholder confirm that they will use all commercially reasonable endeavours to procure that there is no offer, sale or distribution of the Hong Kong Offer Shares otherwise than in accordance with and on the terms of the Hong Kong Offering Documents and this Agreement.

Each such appointment is made on the basis and on terms that each appointee may, as far as it relates to the Hong Kong Public Offering, at the option of such appointee, delegate all or any of its relevant rights, duties, powers and discretions in such manner and on such terms as it thinks fit (with or without formality, but having (so far as practical) consulted with the Company or the Selling Shareholder) to any one or more of its affiliates; provided, however, that no such delegation shall in any way release any appointee from, or otherwise reduce, the duties and responsibilities of such appointee hereunder.

3.3 Formal Notice: The Company and the Selling Shareholder will, subject to registration of the Hong Kong Prospectus in accordance with clause 2.1(c), cause the Formal Notice to be published in such newspapers and on such date(s) as set out in Schedule 7, or as the Company and Goldman Sachs may otherwise agree in writing.

3.4 Application Lists: The application lists for the Hong Kong Offer Shares will, subject as mentioned below, open at 11:45 a.m. on the Acceptance Date and will close at 12:00 noon on the same day. In the event of a tropical cyclone warning signal No. 8 or above or a "black" rainstorm warning signal (in any such case, a signal) being in force in Hong Kong at any time between 8:00 a.m. and 12:00 noon on the Acceptance Date then the application lists will open at 11:45 a.m. and close at 12:00 noon on the next Business Day on which no signal remains in force at any time between 8:00 a.m. and 12:00 noon and all references in this Agreement to the closing of the application lists shall be construed accordingly.

3.5 Acceptance of Applications: The Company and the Selling Shareholder agree that Goldman Sachs shall have the sole and exclusive right in its absolute discretion (and may authorize the Receiving Bankers to exercise such discretion) and on behalf of the Company and the Selling Shareholder, on and subject to the terms and conditions set out in the Hong Kong Offering Documents, the Preferential Offering Documents, this Agreement and the Receiving Bankers' Agreement, to accept or reject (in whole or in part) any applications for Hong Kong Offer Shares and/or Reserved Shares. Where the number of Hong Kong Offer Shares or Reserved Shares (as the case may be) being. applied for exceeds the total number of the Hong Kong Offer Shares or the number of Reserved Shares not taken up pursuant to Assured Entitlements (as the case may be), Goldman Sachs shall have the right to determine the basis of allocation of the Hong Kong Offer Shares or such excess Reserved Shares (as the case may be), having (as far as practical) first consulted with the Selling Shareholder. Goldman Sachs, without prejudice to clause 3.7 below, may, but shall not be obliged to, withdraw Offer Shares from the International Offering and, on behalf of the Company and the Selling Shareholder, make available such Offer Shares as additional Hong Kong Offer Shares to satisfy Valid Applications. Where Goldman Sachs intends to reject an application in the Hong Kong Public Offering for Shares with an aggregate subscription price of more than HK$5 million (excluding Brokerage, Trading Fee, SFC Transaction Levy and Investor Compensation Levy payable) on grounds not contemplated by the written guidelines by which Goldman Sachs and/or the Receiving Banks will determine whether or not an application for Shares is a Valid Application, it shall first consult with the Selling Shareholder.

3.6 Price Determination: The Offer Price will be based on the Hong Kong dollar equivalent of the US dollar price at which ADSs are to be offered in the International Offering. The price of such ADSs will be fixed in accordance with the International Underwriting Agreement on the Price Determination Date. The Offer Price will be determined as that amount which, when increased by Brokerage at the rate of 1 per cent., SFC Transaction Levy at the rate of 0.005 per cent., Investor Compensation Levy at the rate of 0.002 per cent. and Trading Fee at the rate of 0.005 per cent. thereon, is (subject to any necessary rounding) equal to the US dollar per ADS (i) converted into Hong Kong dollars at the average of the bid and offered exchange rates quoted by The Hongkong and Shanghai Banking Corporation Limited at the close of business on the Business Day prior to the Price Determination Date and (ii) divided by 15 (being the number of Offer Shares represented by each ADS), provided that the Offer Price (exclusive of Brokerage, SFC Transaction Levy, Investor Compensation Levy and Trading Fee) shall not exceed HK$7.55 and is expected to be not lower than HK$6.52. The Offer Price shall upon its determination be recorded in the Price

Determination Agreement to be executed by the Selling Shareholder and Goldman Sachs (on behalf of the Hong Kong Underwriters) at such time.

3.7     Clawback: The aggregate number of Initial Public Offer Shares shall be increased in the following manner in the event of a Hong Kong Public Offering over-subscription:

(a) if the number of Shares which are the subject of Valid Applications represents 15 times or more but less than 50 times the number of Initial Public Offer Shares, then Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Shares available under the Hong Kong Public Offering will be increased to at least 346,500,000 Shares representing at least 30 per cent. of the total number of Shares initially available in the Global Offering (without any exercise of the Over-Allocation Option);

(b) if the number of Shares which are the subject of Valid Applications represents 50 times or more but less than 100 times the number of Initial Public Offer Shares, then Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Shares available under the Hong Kong Public Offering will be increased to at least 462,000,000 Shares representing at least 40 per cent. of the total number of Shares initially available in the Global Offering (without any exercise of the Over-Allocation Option); and

(c) if the number of Shares which are the subject of Valid Applications represents 100 times or more the number of Initial Public Offer Shares, then Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Shares available under the Hong Kong Public Offering will be increased to at least 577,500,000 Shares representing at least 50 per cent. of the total number of Shares initially available in the Global Offering (without any exercise of the Over-Allocation Option).

In each such case, Goldman Sachs, after prior consultation with the Company, shall have absolute discretion in determining the number of additional Offer Shares reallocated to the Hong Kong Public Offering (subject to the relevant minimum numbers in paragraph (a), (b) or (c) above, as appropriate). In addition to the clawback mechanism described above, Goldman Sachs, after prior consultation with the Company, shall have absolute discretion to reallocate Offer Shares being offered pursuant to the International Offering to the Hong Kong Public Offering.

The relevant number of International Offer Shares which are the subject of clawback pursuant to this clause 3.7 shall be withdrawn from the International Offering and made available as additional Initial Public Offer Shares offered for purchase pursuant to the Hong Kong Public Offering. Any such reallocation shall have no effect on the Selling Shareholder's obligations to pay the commission due to the Hong Kong Underwriters which shall be determined pursuant to clause 8.

3.8 Pools: The total number of Initial Public Offer Shares (after taking into account any reallocation pursuant to clause 3.7 and clause 6.7) shall be divided equally into two pools for allocation purposes: pool A and pool B. The Shares in pool A will be allocated by Goldman Sachs in its absolute discretion, having (as far as is practical) first consulted with the Company, on an equitable basis to applicants who have applied for Shares with an aggregate subscription price of HK$5 million (excluding Brokerage, Trading Fee, SFC Transaction Levy and Investor Compensation Levy payable) or less per applicant. The Shares in pool B will be allocated by Goldman Sachs in its absolute discretion, having (as far as is practical) first consulted with the Company, on an equitable basis to applicants who have applied for Shares with an aggregate subscription price of more than HK$5 million (excluding Brokerage, Trading Fee, SFC Transaction Levy and Investor Compensation Levy payable) per applicant. Goldman Sachs shall determine the allocation ratio for the two pools described above, having (as far as is practical) first consulted with the Company, and subject to the provisions relevant thereto set out in the section headed "Structure of the Global Offering" in the Hong Kong Prospectus. Any Shares which are reallocated from the International Offering to the Hong Kong Public Offering pursuant to clause 3.7 shall, subject to the provisions of this clause and the Hong Kong Offering Documents, be allocated in such manner as Goldman Sachs may in its absolute discretion determine, having (as far as is practical) first consulted with the Company.

3.9     Changes to Price Range, Initial Public Offer Shares and/or Offer Shares:
Goldman Sachs on behalf of the Hong Kong Underwriters may, where considered appropriate, based on the level of interest expressed by prospective investors during the book-building process, with the prior written consent of the Selling Shareholder (in consultation with the Company), change the indicative offer price range or the number of Initial Public Offer Shares and/or Offer Shares as stated in the Hong Kong Prospectus, subject to compliance with applicable Law and the Listing Rules. In any such case, the Company and the Selling Shareholder shall, as soon as practicable following the decision to make such change and in any event not later than the morning of the Acceptance Date, cause to be published in The Standard (in English) and the Sing Tao Daily (in Chinese) notices of the change in the indicative offer price range and/or the number of the Initial Public Offer Shares and/or Offer Shares.

3.10 Receiving Bankers: The Company and the Selling Shareholder will prior to the Prospectus Date appoint the Receiving Bankers to act as receiving bankers in connection with the receiving of completed applications for Hong Kong Public Offer Shares and the Nominee in connection with the receiving and holding of application moneys and any interest accruing thereon, in both cases, on and subject to the terms and conditions of the Receiving Bankers' Agreement.

3.11 Branch Share Registrar: The Company and the Selling Shareholder will prior to the Prospectus Date appoint the Branch Share Registrar to provide services in connection with the processing of applications under the Hong Kong Public Offering and the Preferential Offering on and subject to the terms and conditions of the Branch Registrar's Agreement and the Multiple Applications Letter.

3.12 Minimum Public Float under Listing Rule 8.08(1): The Company undertakes with the Hong Kong Underwriters shall use all commercially reasonable endeavours to ensure that each of the Directors and the directors and chief executives of each subsidiary of the Company and their respective associates (as defined in Listing Rule 1.01) (each a Connected Applicant) shall not make applications under the Hong Kong Public Offering in respect of an aggregate number of Hong Kong

Offer Shares which would cause the minimum percentage of Shares which are required to be in public hands (as such phrase is construed in accordance with the Listing Rule 8.24) on the Listing Date at the commencement of dealings in Shares on the Hong Kong Stock Exchange to fall below the 25% threshold prescribed by Listing Rule 8.08(1) (excluding for the purposes of this clause any Shares that may be sold pursuant to the exercise of Over-allocation Option) (Minimum Public Float). The Company shall notify Goldman Sachs in writing of information relating to applications made under the Hong Kong Public Offering by Connected Applicants as soon as practicable following the closing of the application lists and in any event within 24 hours thereafter. The Company shall forthwith notify Goldman Sachs in writing if it becomes aware that the Minimum Public Float is or may be breached on the Listing Date.

3.13 Undertakings to Hong Kong Underwriters: Without prejudice to the foregoing obligations, each of the Company and the Selling Shareholder undertakes with the Hong Kong Underwriters that it will do all such other acts and things, pay all fees (as referred to in the fees and expenses letter referred to in clause 8.3) and execute all documents as may be required for the purpose of the Hong Kong Public Offering and obtaining listing of and permission to deal in the Shares on the Hong Kong Stock Exchange (including in particular, in the case of the Company, effecting all necessary registrations and filings with the Hong Kong Stock Exchange and the Registrar of Companies in Hong Kong and ensuring that each of the Directors will sign or cause to be duly signed on their behalf all documents required to be signed by them as directors of the Company for the purposes of or in connection with any such registrations and filings and the obtaining of listing of and permission to deal in the Shares on the Hong Kong Stock Exchange) and that it will comply with all requirements so as to enable the listing of and permission to deal in the Shares to commence on 15 October 2004 to be granted by the Listing Committee.

3.14 Exclusion: No Hong Kong Underwriter shall be responsible for any loss or damage (except for any loss or damage arising solely out of any fraud, wilful default or gross negligence on the part of that Hong Kong Underwriter) to any persons arising from any transaction lawfully and properly carried out by it pursuant to this Agreement or to the Selling Shareholder or the Company for any alleged insufficiency of the Offer Price.

4.      THE HONG KONG OFFERING DOCUMENTS AND THE PREFERENTIAL OFFERING DOCUMENTS

4.1 Issue of Hong Kong Offering Documents: Subject to the Hong Kong Prospectus having been registered by the Registrar of Companies in Hong Kong, the Company will, on the Prospectus Date, issue the Hong Kong Prospectus and the Hong Kong Application Forms and shall cause sufficient copies of the Hong Kong Prospectus and the Hong Kong Application Forms to be made available at the addresses specified in the Hong Kong Prospectus to satisfy public demand during the period from Prospectus Date to the closing of the application lists, and cause such number of copies of the Hong Kong Prospectus and the Hong Kong Application Forms as Goldman Sachs (on behalf of the Hong Kong Underwriters) may reasonably request to be delivered to Goldman Sachs or as Goldman Sachs (on behalf of the Hong Kong Underwriters) may direct for the purpose of issuing the same generally.

4.2 Issue of Preferential Offering Documents: Subject to the Hong Kong Prospectus having been registered by the Registrar of Companies in Hong Kong, the Company will cause the Hong Kong Prospectus in electronic format on CD ROM (together with an electronic format of the specimen Preferential Offering Application Form) (both of which shall be identical with the contents of the Hong Kong Prospectus and the Preferential Offering Application Form in printed form which have been registered by the Registrar of Companies in Hong Kong) and the Preferential Offering Application Form to be delivered to Qualifying HWL Shareholders on the Prospectus Date (or as soon as possible thereafter) and shall cause sufficient copies of the Hong Kong Prospectus and the Preferential Offering Application Forms to be made available to Qualifying HWL Shareholders at the offices of the Branch Share Registrar specified in the Hong Kong Prospectus from the Prospectus Date to the closing of the application lists.

4.3 Other Documents: Except for the International Offering Documents, the Hong Kong Offering Documents and the Preferential Offering Documents or except as otherwise provided pursuant to the provisions of this Agreement or as required by the Hong Kong Stock Exchange or other Governmental Authorities having jurisdiction, the Selling Shareholder and the Company each undertake not, without the prior written approval of Goldman Sachs (not to be unreasonably withheld or delayed), to issue, publish, distribute or otherwise make available any document (including any prospectus or any supplement or amendment thereto), material or information in connection with the Global Offering until the expiry of the period of three months after the Listing Date.

5.      ALLOCATION OF HONG KONG OFFER SHARES

5.1 Share certificates: The Company shall procure that share certificates in the names of the successful applicants in the Hong Kong Public Offering (or, where appropriate, HKSCC Nominees Limited) (each in a form complying with the Listing Rules) shall be issued and despatched, or delivered to Hongkong Clearing for immediate credit to such CCASS stock accounts as shall be notified by Goldman Sachs to the Company for such purpose, or made available for collection (as applicable) as provided for in the Hong Kong Offering Documents and this Agreement on the Business Day immediately before the Listing Date, which is expected to be 14 October 2004. Such share certificates will only become valid in the circumstances described in the Prospectus.

5.2 Allocations: At the same time as Closing or as soon as possible thereafter on the date of Closing (and in any event by no later than 9:00 a.m. on the Listing Date), and in accordance with the relevant sections of the Hong Kong Offering Documents, this Agreement and subject to the manner agreed between the Company, the Selling Shareholder, Goldman Sachs, the Principal Share Registrar and the Branch Share Registrar, the Company and the Selling Shareholder shall procure that the names of the successful applicants in the Hong Kong Public Offering (or, where appropriate, HKSCC Nominees Limited) shall be entered in the principal register of members of the Company maintained in the Cayman Islands by the Principal Share Registrar accordingly (without payment of any registration or transfer fee) as transferees and as holders of the appropriate number of Hong Kong Offer Shares.

5.3 Removal to branch register: Immediately after the allocations made pursuant to clause 5.2 but prior to the commencement of dealings in the Shares on the Hong Kong Stock Exchange, the Company shall procure the establishment in Hong Kong of a branch register of members of the Company and the Company shall procure that the names of the successful applicants (or, where appropriate, HKSCC Nominees Limited) shall be removed from the principal register of members of the Company maintained in the Cayman Islands by the Principal Share Registrar and shall be entered in the branch register of members of the Company by the Branch Share Registrar.

6.      UNDERWRITING

6.1 Several Underwriting Commitments: Upon the terms and subject to the conditions of this Agreement and in reliance upon the Warranties, if and to the extent that, by 12:00 noon on the Acceptance Date, there shall remain any Initial Public Offer Shares for which Valid Applications, as subsequently calculated, have not been received (an Under-Subscription), the Hong Kong Underwriters shall, subject to and after taking account of any reallocation of Shares to the International Offering pursuant to clause 6.7, apply or procure applications for such number of Hong Kong Offer Shares as represents the shortfall at the Offer Price in accordance with the terms and conditions set out in the Hong Kong Offering Documents (other than as to the deadline for making the application and payment and save as provided in this clause 6) and shall pay or procure to be paid the net amount payable on application for such shares in HK dollars as provided in accordance with clause 6.6 PROVIDED THAT the obligations of the Hong Kong Underwriters in respect of Hong Kong Offer Shares under this sub-clause shall be several (and not joint and several) on the basis that each Hong Kong Underwriter shall apply or procure applications for such number of Hong Kong Offer Shares to which this sub-clause applies in the proportions set out against its name in the column headed "Percentage of Hong Kong Public Offering Underwritten" in Schedule 1.

6.2 Rights and Liabilities: Subject to the provisions of the Agreement Among Hong Kong Underwriters, none of the Hong Kong Underwriters will be liable for any failure on the part of any of the other Hong Kong Underwriters to perform its obligations under this clause 6. Notwithstanding the foregoing, each of the Hong Kong Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other Hong Kong Underwriters.

6.3 Acceptance of Applications: The Company and the Selling Shareholder agree with the Hong Kong Underwriters that all Valid Applications received prior to the closing of the application lists and accepted by Goldman Sachs pursuant to this Agreement, either in whole or in part, will be accepted by the Company and the Selling Shareholder before calling upon the Hong Kong Underwriters or any of them to perform the obligations imposed on them by this clause.

6.4 Calculation of Hong Kong Offer Shares Applied For: Following the closing of the application lists, the Receiving Bankers and the Branch Share Registrar will, pursuant to the Receiving Bankers' Agreement and the Branch Registrar's Agreement, calculate and notify Goldman Sachs and the Selling Shareholder of the number of Hong Kong Offer Shares for which Valid Applications have been received and not rejected and will procure that the applications will be processed, and such calculation and notification made, as soon as practicable and in any event not later than 9:00 a.m. on the third Banking Day after the Acceptance Date.

6.5 Notification to Goldman Sachs: Subject to clause 6.7, in the event of an Under-Subscription such that the Hong Kong Underwriters are obliged to apply for or procure applicants pursuant to clause 6.1 for the Hong Kong Offer Shares representing the shortfall, the Company will procure that the Branch Share Registrar and/or the Receiving Bankers will as soon as possible and in any event not later than 9:00 p.m. on the Banking Day after the Acceptance Date notify Goldman Sachs on behalf of the Hong Kong Underwriters of the number of Hong Kong Offer Shares falling to be taken up pursuant to clause 6.1 and together with such other information as Goldman Sachs may reasonably require.

6.6 Hong Kong Underwriters' Purchase Obligations: Subject to clause 6.7, each of the Hong Kong Underwriters will severally, as soon as practicable, and in any event not later than 2:00 p.m. on the third Business Day immediately after the date on which any notification is made under clause 6.5 deliver to the Selling Shareholder duly completed white Hong Kong Application Form(s) for such number of Hong Kong Offer Shares as fall to be taken up by it pursuant to clause 6.1, and, subject to the proviso in clause 6.1, specifying the name(s) and address(es) and other relevant information of the applicant(s) as instructed on the white Application Form and the number of Hong Kong Offer Shares to be allocated to each such applicant, together with a cheque or cashier order payable to "HSBC Nominees (Hong Kong) Limited - Hutchison Telecom Public Offer" for the Hong Kong dollar amount equal to the net purchase price payable by the relevant Hong Kong Underwriter calculated on the basis of the Offer Price:

(a) plus the SFC Transaction Levy at the rate of 0.005 per cent., Investor Compensation Levy at the rate of 0.002 per cent. and Trading Fee at the rate of 0.005 per cent. thereon payable by the applicants to the Hong Kong Stock Exchange in respect of such Hong Kong Offer Shares; and

(b)     less the amount of underwriting commission calculated on the basis of
        2.5 per cent. of the Offer Price,

and Goldman Sachs shall instruct the Nominee to pay such amounts referred to in sub-paragraph (a) above to the Hong Kong Stock Exchange on behalf of the applicants together with other successful applicants in the Hong Kong Public Offering. Brokerage payable by applicants at the rate of 1 per cent. of the Offer Price may be retained by the Hong Kong Underwriters. Goldman Sachs shall not be responsible for the failure by any Hong Kong Underwriter (apart from itself in its capacity as a Hong Kong Underwriter) to make such payment.

The transfer of relevant Hong Kong Offer Shares applied for by any Hong Kong Underwriter pursuant to this clause 6 shall be completed in accordance with the provisions of clause 5.

6.7 Reallocation to International Offering: If an Under-Subscription shall occur, Goldman Sachs shall have the right (but is not obliged) to apply for (subject to and in accordance with this Agreement) or to reallocate to the International Offering all or any of the Hong Kong Offer Shares which any Hong Kong Underwriter is required to apply for pursuant to clause 6.1. Any application submitted or procured to be submitted by Goldman Sachs or any reallocation of Hong Kong Offer Shares to the International Offering pursuant to this sub-clause and duly purchased by the International Underwriters and/or purchasers procured by any one or more of them shall satisfy pro tanto the obligation of the Hong Kong Underwriters under this clause 6 and, as between the Hong Kong Underwriters, on a pro-rata basis. Any Shares which are reallocated from the Hong Kong Public Offering to the International Offering pursuant to this clause 6.7 shall for all purposes (including the purchase price per Share payable to the Selling Shareholder) be deemed to be International Offer Shares delivered under the International Underwriting Agreement and the Hong Kong Underwriters shall not be entitled to any underwriting commissions payable under clause 8.1 in respect of such reallocated Shares.

6.8 Cessation of Hong Kong Underwriters' Obligations: All obligations and liabilities of the Hong Kong Underwriters under this Agreement to apply or procure applicants for Hong Kong Offer Shares will cease following due payment in full by or on behalf of the respective Hong Kong Underwriters in accordance with clause 6.6 or on Goldman Sachs being notified pursuant to clause 6.4 that the Hong Kong Public Offering is fully subscribed or over subscribed by Valid Applications.

6.9 Reduction of Hong Kong Underwriters' Obligation: The obligation of a Hong Kong Underwriter pursuant to this clause 6 shall be reduced to the extent that valid Underwriters' Applications (as defined in Schedule 6) are made or procured by such Hong Kong Underwriter to be made in accordance with the arrangements set out in Schedule 6.

7.      PAYMENT UNDER THE HONG KONG PUBLIC OFFERING

7.1 Payment to the Selling Shareholder: At Closing or as soon as possible thereafter on the date of Closing (and in any event prior to the commencement of dealings of the Shares on the Hong Kong Stock Exchange), the application moneys with interest thereon held by the Nominee will, in accordance with the provisions of the Receiving Bankers' Agreement and subject to clauses 7.2 and
7.3 below, be paid over to the Selling Shareholder after the share certificates for the Hong Kong Offer Shares have been despatched or delivered (subject to such certificates only becoming valid in the circumstances described in the Prospectus) by or on behalf of the Company to the successful applicants under the Hong Kong Public Offering through the facilities of Hongkong Clearing for credit (following payment) to CCASS participants accounts or made available to such applicants, as the case may be PROVIDED THAT the Nominee may deduct from the amount so payable to the Selling Shareholder the amounts described in clauses 7.2 and 7.3 below.

7.2     Payment of underwriting commissions, brokerage and levies by the Selling
Shareholder: The Selling Shareholder covenants and agrees that it will in accordance with the provisions of the Receiving Bankers' Agreement, pay or cause to be paid on behalf of the Company:

(a) the underwriting commission referred to in clause 8.1 (such payment to be made by way of deduction from the application moneys referred to in clause 7.1 held by the Nominee in accordance with the terms of the Receiving

        Bankers' Agreement and Goldman Sachs being authorised to direct the Nominee to make such deduction);

(b) those fees and expenses payable pursuant to clause 8.3 and which have been agreed with the Company; and

(c)     such sums as are required to satisfy the payments referred to in clause
        7.3,

and the Company agrees to reimburse the Selling Shareholder the amounts so paid or caused to be paid.

7.3 Brokerage and Levies: Goldman Sachs on behalf of the Hong Kong Underwriters will arrange for the payment by the Nominee on behalf of the Selling Shareholder and successful applicants under the Hong Kong Public Offering (excluding any applications made pursuant to clause 6.6):

(a) to members of the Hong Kong Stock Exchange and the Hong Kong Underwriters (as the case may be) of Brokerage at the rate of 1 per cent. of the Offer Price; and

(b) to the Hong Kong Stock Exchange of the SFC Transaction Levy, Investor Compensation Levy and Trading Fee at the aggregate rate of 0.024 per cent. of the Offer Price,

in respect of Valid Applications for the Hong Kong Offer Shares, such amounts to be paid by way of deduction from the application moneys held by the Nominee and Goldman Sachs being authorised to direct the Nominee to make such deduction.

7.4 Goldman Sachs' responsibilities: For the avoidance of doubt, Goldman Sachs shall have no liability under this clause or otherwise for any default by the Nominee and, subject to clause 8.3 or save as otherwise agreed between Goldman Sachs and the Selling Shareholder and/or the Company, Goldman Sachs shall not be responsible for the payment (by deduction from the gross proceeds or otherwise) of any fees, costs, charges and expenses of or incurred by the Selling Shareholder or the Company.

8.      COMMISSION AND EXPENSES

8.1 Underwriting commissions: In consideration of the services of the Hong Kong Underwriters under this Agreement, the Company will pay to Goldman Sachs, for itself and on behalf of the other Hong Kong Underwriters, an underwriting commission calculated at the rate of 2.5 per cent. of the Offer Price multiplied by the number of Initial Public Offer Shares less any Shares reallocated to the International Offering under clause 6.7, ignoring for this purpose any Claw Back Shares. For the avoidance of doubt, the Hong Kong Underwriters shall not be entitled to any underwriting commissions in respect of the Claw Back Shares or the Shares reallocated to the International Offering under clause 6.7 as the relevant underwriting discounts and commissions relating to such Shares will be payable to the relevant International Underwriters in accordance with the International Underwriting Agreement and deducted from the purchase moneys payable under the International Underwriting Agreement.

8.2 Allocation of underwriting commission: The allocation and distribution of the underwriting commission referred to in clause 8.1 above among the Hong Kong Underwriters shall be separately dealt with in the Agreement Among Hong Kong Underwriters. The Selling Shareholder and the Company shall not be concerned as to or bear any liability in respect of the allocation or distribution of such underwriting commissions by Goldman Sachs to any one or more of the Hong Kong Underwriters.

8.3 Fees and expenses letter: The responsibility for fees and expenses in connection with the Hong Kong Public Offering shall be as set out in the fees and expenses letter entered into on the date of this Agreement between Goldman Sachs (for itself and on behalf of each of the Hong Kong Underwriters), the Company and the Selling Shareholder.

8.4 Indemnity: The Company will be responsible for and will indemnify each of the Hong Kong Underwriters against the Trading Fee, SFC Transaction Levy and Investor Compensation Levy payable by the Selling Shareholder in connection with the Hong Kong Public Offering and the purchase of the Hong Kong Offer Shares pursuant thereto (not being Brokerage, Trading Fee, SFC Transaction Levy and Investor Compensation Levy paid by applicants in respect of the Hong Kong Offer Shares and collected and paid by the Receiving Bankers to Goldman Sachs or in respect of undersubscribed Hong Kong Offer Shares purchased by any Hong Kong Underwriter or due by such Hong Kong Underwriter pursuant to any purchase of Hong Kong Offer Shares by such Hong Kong Underwriter whether pursuant to clause
6.1 or otherwise).

8.5 Stamp or other transfer duty: The Selling Shareholder shall be liable for all and any stamp or other transfer duty (including any penalties for late stamping) arising in respect of the transfer and delivery to initial purchasers procured by the Hong Kong Underwriters (including, if applicable, to each Hong Kong Underwriter) of any or all of the Hong Kong Offer Shares shown opposite its name in Schedule 1, in each case pursuant to this Agreement. The Company undertakes to pay to and reimburse the Selling Shareholder in respect of any such stamp or other transfer duty (including any penalties for late stamping). In addition, the Company undertakes to pay to and reimburse Goldman Sachs and each of the Hong Kong Underwriters in respect of any such stamp or other transfer duty (including any penalties for late stamping) which they may incur or otherwise suffer. For the avoidance of doubt, neither the Company nor the Selling Shareholder shall be liable under this clause 8.5 to pay to and reimburse Goldman Sachs or the Hong Kong Underwriters in respect of any stamp or other transfer duty or penalty for late stamping arising in respect of any subsequent sale of Shares by initial purchasers of the Hong Kong Offer Shares to any other person.

9.      STABILIZATION AND LIABILITY

9.1 Stabilization: Goldman Sachs and its affiliates may, in connection with the Global Offering, for their own account as principal or on behalf of any Hong Kong Underwriter, but not as agent for the Company or the Selling Shareholder, to the extent permitted by applicable Law of Hong Kong or elsewhere, over-allocate or effect transactions in the market or otherwise with a view to stabilizing or maintaining the market price of the Offer Shares at such prices, in such amounts and in such manner as Goldman Sachs and/or its relevant affiliates may determine and at levels other than those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time. Any expenses and losses resulting from such over-allocation and stabilization or other transactions effected pursuant to this clause shall be debited, and any profit arising from them shall be beneficially credited to a stabilization account the arrangements regarding which shall be a matter exclusively for Goldman Sachs and its affiliates, the Hong Kong Underwriters and the International Underwriters governed by the Intersyndicate Agreement, or otherwise as agreed between them.

9.2 Liability: For the avoidance of doubt, Goldman Sachs shall not be responsible or liable to the Selling Shareholder or the Company for any breach of the provisions in this Agreement by any Hong Kong Underwriter (other than itself in its capacity as a Hong Kong Underwriter).

10.     REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

10.1 The Warrantors: The Warrantors, jointly and severally, represent, warrant and undertake to each of Goldman Sachs and the other Hong Kong Underwriters in the terms set out in Part A of Schedule 4. The Selling Shareholder severally represents, warrants and undertakes to each of Goldman Sachs and the other Hong Kong Underwriters in the terms set out in Part B of
Schedule 4. The Warrantors accept that each of Goldman Sachs and the Hong Kong Underwriters is entering into this Agreement in reliance upon each such representation, warranty and undertaking.

10.2 Separate Warranties: Each Warranty shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

10.3 Duration: The Warranties shall remain in full force and effect notwithstanding completion of the Hong Kong Public Offering.

10.4 Repetition: The Warranties are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting at the date of this Agreement. In addition, the Warranties shall be deemed to be repeated on and as at:

(a) the date on which the Hong Kong Prospectus is registered by the Registrar of Companies in Hong Kong as required by section 342C of the Companies Ordinance;

(b)     the Acceptance Date;

(c)     (i)     the time immediately prior to the delivery by the Hong Kong
                Underwriters of duly completed Hong Kong Application Forms; and

        (ii) the time of payment for the Hong Kong Offer Shares to be taken up,

        respectively, pursuant to clause 6.6; and

(d)     Closing,

in each case, by reference to the facts and circumstances then subsisting.

10.5    Notice: If at any time:

(a) any significant new factor likely to affect the Hong Kong Public Offering which arises between the date of this Agreement and Closing and come to the attention of either of the Warrantors; or

(b) by reference to the facts and circumstances then existing, prior to the last of the events on which the Warranties are deemed to be repeated pursuant to the provisions of clause 10.4, any matter or event comes to the attention of either of the Warrantors as a result of which any of the Warranties, if repeated immediately after the occurrence of such matter or event, would be untrue, inaccurate or misleading in any material respect or which would or is reasonably likely to render untrue, inaccurate or misleading in any material respect any statement, whether of fact or opinion, contained in any of the Hong Kong Offering Documents if the same were issued immediately after the occurrence of such matter or event, the relevant Warrantor shall forthwith notify each of the other parties to this Agreement (with Goldman Sachs to receive notice for itself and on behalf of the other Hong Kong Underwriters).

10.6 Action to be Taken: If at any time, by reference to the facts and circumstances then existing, prior to the last of the events on which the Warranties are deemed to be repeated pursuant to the provisions of clause 10.4, any matter or event comes to the attention of either of the Warrantors or any of the Hong Kong Underwriters as a result of which any of the Warranties, if repeated immediately after the occurrence of such matter or event, would be untrue, inaccurate or misleading in any material respect or which would or is reasonably likely to render untrue, inaccurate or misleading in any material respect any statement, whether of fact or opinion, contained in any of the Hong Kong Offering Documents if the same were issued immediately after the occurrence of such matter or event, the relevant Warrantor or such Hong Kong Underwriter (as the case may be) shall forthwith notify Goldman Sachs (on behalf of itself and each other Hong Kong Underwriter) and the other Warrantors (as the case may
be) and, without prejudice to any other rights of any party, the Company (for itself and on behalf of the Selling Shareholder) and Goldman Sachs (for itself and on behalf of the Hong Kong Underwriters) shall forthwith consult with a view to agreeing, if the Hong Kong Prospectus has already been registered with the Registrar of Companies in Hong Kong or distributed (as the case may be), what announcement or circular or document or supplemental prospectus or listing document, if any, should be issued, published, distributed or made available or what other act or thing should be done. Subject to clause 20.2, neither the Warrantors nor the Hong Kong Underwriters shall issue, publish, distribute or make publicly available any such announcement, circular or document or supplemental prospectus or listing document without, in the case of the Warrantors, the prior written consent of Goldman Sachs (for itself and on behalf of the Hong Kong Underwriters) or, in the case of the Hong Kong Underwriters, the Company (in each case, such consent not to be unreasonably withheld or delayed).

10.7 Further Obligations in respect of Warranties: The Warrantors will use their commercially reasonable endeavours not to, and will use their reasonable endeavours to procure that none of their affiliates will do or omit to do anything which may cause any of the representations or warranties given pursuant to clause 10 to be untrue in any material respect at any time on which such representations and warranties are deemed to be given (assuming such representations or warranties are to be repeated at the relevant time by reference to the facts and circumstances then subsisting).

10.8 Further Obligations in respect of Contracts: The Warrantors will not, and will use their commercially reasonable endeavours to procure that none of their affiliates will, without the prior written consent of Goldman Sachs (such consent not to be unreasonably withheld or delayed), at any time immediately prior to the commencement of dealings in the Shares on the Hong Kong Stock Exchange enter into any contract or commitment of an unusual or onerous nature outside the ordinary and usual course, whether or not that contract, if entered into prior to the date hereof, would constitute a material contract for the purpose of the Hong Kong Prospectus.

10.9 No Claim: No claim shall be made against Goldman Sachs or any of the Hong Kong Underwriters or against any other Indemnified Person as defined in clause 13 by either of the Warrantors or any of their affiliates to recover any damage, cost, charge or expense which either of the Warrantors, the Directors or any of the affiliates of either of the Warrantors may suffer or incur by reason of or arising out of either carrying out by Goldman Sachs or the Hong Kong Underwriters or any of them of the work to be done by Goldman Sachs or the Hong Kong Underwriters or any of them pursuant hereto or the performance of their respective obligations hereunder or otherwise in connection with the Hong Kong Offering Documents or the Preferential Offering Documents (whether in performance of its duties as underwriter or financial adviser or otherwise) save for any loss or damage arising solely out of any fraud, wilful default, gross negligence or negligence having a material adverse effect on the Global Offering or the Hong Kong Public Offering or the Group taken as a whole of the relevant person.

11.     FURTHER UNDERTAKINGS

11.1 The Company: The Company undertakes to each of Goldman Sachs and the other Hong Kong Underwriters that:

(a) the Company will use commercially reasonable endeavours to comply in all respects with the terms and conditions of the Hong Kong Public Offering and the Preferential Offering and do all such acts and things (including without limitation executing any documents) as may be necessary or appropriate to implement the Hong Kong Public Offering and the Preferential Offering, in particular, without limitation:

        (i) to comply with the obligations imposed upon it by the Companies Ordinance and the Listing Rules in respect of or by reason of the making of the Hong Kong Public Offering and the Preferential Offering, including without limitation, the making of all necessary filings with the Registrar of Companies in Hong Kong and the Hong Kong Stock Exchange and the making available for inspection in Hong Kong of the documents and in the manner referred to in the section headed "Documents available for inspection" of Appendix XI to the Hong Kong Prospectus during the period specified in that section; and

        (ii) as soon as practicable following announcement of the basis of allocation of the Hong Kong Offer Shares and the Reserved Shares and in any event no later than the relevant times set out in the Hong Kong Prospectus, to cause definitive share certificates representing the Hong Kong Offer Shares and the Reserved Shares to be posted or made available for collection in accordance with the terms of the Hong Kong Public Offering to successful applicants or, as the case may be, procure that the share certificates for Hong Kong Offer Shares in respect of which successful applicants have elected for delivery into CCASS shall be duly delivered to the depositary for Hongkong Clearing for credit to the stock account of such CCASS participant(s) as may be specified for such purpose by or on behalf of the relevant applicant;

(b) the Company will use all reasonable endeavours to procure that the Principal Share Registrar, the Branch Share Registrar and the Receiving Bankers will comply with the terms of the Principal Registrar's Agreement, the Branch Registrar's Agreement, the Multiple Applications Letter and the Receiving Bankers' Agreement and will do all such acts and things as may be required to be done by each of them and by the time specified or necessary in connection with the Global Offering and in particular, but without limitation, to provide Goldman Sachs with such information and assistance as Goldman Sachs may reasonably require for the purposes of determining the level of acceptances under the Hong Kong Public Offering and the basis of allocation of the Hong Kong Offer Shares. None of the terms of the appointments of the Principal Share Registrar, the Branch Share Registrar and the Receiving Bankers shall be amended without the prior written consent of Goldman Sachs (on behalf of the Hong Kong Underwriters);

(c) the Company will use commercially reasonable endeavours to comply with the Listing Rules in relation to supplemental listing documents to the Hong Kong Prospectus and further agrees, subject to clause 20.2, not to issue, publish, distribute or make available any announcement, circular or document in connection with the Hong Kong Public Offering and the Preferential Offering without the prior written consent of Goldman Sachs (such consent not to be unreasonably withheld or delayed);

(d) the Company will use commercially reasonable endeavours to (A) comply with the Hong Kong Stock Exchange's rules or other requirements to publish and disseminate to the public, under certain circumstances, information affecting any estimated financial information in the Hong Kong Prospectus and (B) announce in a press announcement any information so required by the Hong Kong Stock Exchange to be published and disseminated to the public in connection with the Hong Kong Public Offering; provided, however, that no such press announcement shall be issued by the Company without having been submitted to Goldman Sachs for its review not less than two business days prior to such issuance, or such lesser period of time as is necessary for the Company to avoid violation of any law or regulation applicable to it;

(e) the Company will, in compliance with the Listing Rules, deliver to the Hong Kong Stock Exchange the declaration in the form set out in Appendix 5, Form F of the Listing Rules acceptable to the Hong Kong Stock Exchange;

(f) the Company will procure that none of the Directors or their respective associates and other connected persons (as defined in the Listing Rules) of the Company will himself (or through a company controlled by him) apply for any Reserved Shares either in his or its own name or through nominees unless permitted to do so under the Listing Rules;

(g) the Company will maintain a listing for the Shares on the Hong Kong Stock Exchange for at least one year after the Listing Date except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Hong Kong Code on Takeovers and Mergers) for the Company becoming unconditional;

(h) the Company will procure that the audited accounts of the Company for the financial years ending 31 December 2004 and 31 December 2005 will be prepared on a basis consistent in all material respects with the accounting policies adopted for the purposes of the financial statements contained in the report of the Reporting Accountants set out in Appendix I to the Hong Kong Prospectus; and

(i) the Company will not, at any time after the date of this Agreement up to and including the date on which all of the Conditions are fulfilled (or waived) in accordance with this Agreement, amend or agree to amend the Memorandum and Articles of Association of the Company save as requested by the Hong Kong Stock Exchange.

11.2 Restrictions on Allotment etc.: The Company undertakes to the Hong Kong Underwriters, that except pursuant to the Global Offering (including pursuant to the Over-Allocation Option) or pursuant to the Share Option Scheme, at any time from the date of this Agreement until the date falling 6 months after the Listing Date, the Company will not without Goldman Sachs's prior written consent (on behalf of itself and the Hong Kong Underwriters) and unless in compliance with the requirements of the Listing Rules:

(a) allot, issue, offer, sell, pledge, contract to sell, hedge or grant any option or right to subscribe or purchase, agree to allot or issue or otherwise dispose of, directly or indirectly, or repurchase, any Shares or any securities exchangeable or convertible into Shares or which carry rights to subscribe or purchase Shares;

(b) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequence of ownership of any Shares; or

(c) offer to or agree to do any of the foregoing or announce any intention to do so,

whether any such transactions described in (a) or (b) above is to be settled by delivery of share capital or such other securities, in cash or otherwise.

11.3 The Selling Shareholder: The Selling Shareholder undertakes with the Hong Kong Underwriters and the Company that:

(a) the Selling Shareholder will use all reasonably commercial endeavours comply in all respects with its obligations under the terms and conditions of the Hong Kong Public Offering and the Preferential Offering and do all such acts and things (including without limitation executing any documents) as may be necessary to implement the Hong Kong Public Offering and the Preferential Offering, in particular, without limitation, to deliver the Hong Kong Offer Shares and Reserved Shares to successful applicants under the Hong Kong Public Offering and the Preferential Offering (as the case may be) and, if any of the Hong Kong Offer Shares falls to be taken up pursuant to clause 6.1, to the applicants under clause 6.6 or, as the case may be, as Goldman Sachs direct;

(b) the Selling Shareholder will pay any tax, duty, levy, fee or other charge or expense (if any) which may be payable in the Cayman Islands or Hong Kong by itself, whether pursuant to the requirement of any law, rule or regulation or otherwise, in connection with the transfer of the Hong Kong Offer Shares, the Global Offering, the execution and delivery of, and the performance of any of the provisions under, this Agreement and the Company agrees to reimburse the Selling Shareholder for the amounts so paid;

(c) it has no present intention of disposing of any Shares (or any beneficial interest therein) beneficially owned or to be owned or controlled by it, except pursuant to the DoCoMo Acquisition and the Stock Borrowing Agreement; and

(d) except pursuant to (i) the Global Offering (including pursuant to the Over-Allocation Option) or (ii) the Stock Borrowing Agreement or (iii) the transfer by it of Shares pursuant to the DoCoMo Acquisition upon completion of the Global Offering:

        (i) at any time after the date of this Agreement up to the date which is six months from the Listing Date, it will not, without the prior written consent of Goldman Sachs (on behalf of the Hong Kong Underwriters) and unless in compliance with the Listing Rules, (A) dispose of any Shares or any direct or indirect interest therein (including, without limitation, any option, mortgage, pledge, charge or other security interest) or any securities convertible into, exercisable or exchangeable for, any of the foregoing or enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequence of ownership of any Shares or offer to or agree to do any of the foregoing or announce any intention to do so (other than in each case in relation to any Shares in which it or its subsidiaries may become interested following the Listing Date) or (B) dispose of any direct or indirect interests in any company or entity holding any Shares (other than companies or entities holding solely Shares acquired following the Listing Date); and

        (ii) during the six-month period commencing on the expiry of the date which is six months from the Listing Date, in the event that it enters into any of the foregoing transactions in sub-paragraph
                (i) above, or agrees or contracts to, or publicly announces any intention to enter into such transactions, it will take all reasonable steps to ensure that it will not create a disorderly or false market in the Shares.

11.4 Restrictions on Application: The Selling Shareholder agrees with Goldman Sachs and the Hong Kong Underwriters that, without Goldman Sachs's consent, it will not (as principal), and shall procure that (so far as is relevant to it) its associates (as the term is defined in the Listing Rules) shall not (as principal), apply for any Hong Kong Offer Shares either in his own name or through nominees.

11.5 Benefit of this Clause: Save as provided otherwise, the undertakings in this clause are given for the benefit only of Goldman Sachs and the Hong Kong Underwriters, who may agree to waive or grant consents in respect of any of them on such terms as Goldman Sachs (for itself and on behalf of the other Hong Kong Underwriters) see fit.

11.6 Effect of Undertakings: The undertakings in this clause 11 shall remain in full force and effect notwithstanding the completion of the Global Offering and all matters contemplated in this Agreement.

12.     TERMINATION

12.1 Termination Events: Goldman Sachs (for itself and on behalf of the Hong Kong Underwriters) may in its absolute discretion terminate this Agreement by giving notice to the Selling Shareholder and the Company at any time at or prior to 8:00 a.m. on the Listing Date, if at or prior to such time:

(a)     there shall have developed, occurred, existed or come into force:

        (i) any change or development involving a prospective change or development, or any event or series of events resulting in or representing a change or development, or prospective change or development, in local, national, regional or international financial, political, military, industrial, economic, fiscal or market conditions (including, without limitation, conditions in stock and bond markets, money and foreign exchange markets and inter-bank markets, a change in the system under which the value of the Hong Kong currency is linked to that of the currency of the United States, or a devaluation of the Renminbi against any foreign currencies) in or affecting Hong Kong, the PRC, Japan, the United States, the United Kingdom, the Cayman Islands, India or Israel; or

        (ii) any new law or regulation or any change in existing law or regulation, or any change in the interpretation or application thereof by any court or other competent authority in or affecting Hong Kong, the PRC, Japan, the United States, the United Kingdom, the Cayman Islands, India or Israel; or

        (iii) any event or series of events in the nature of force majeure (including, without limitation, acts of government, strikes, lock-outs, fire, explosion, flooding, civil commotion, acts of war, acts of terrorism (whether or not responsibility has been claimed), acts of God, accident or interruption or delay in transportation) in or affecting Hong Kong, the PRC, Japan, the United States, the United Kingdom, the Cayman Islands, India or Israel; or

        (iv) any local, national, regional or international outbreak or escalation of hostilities (whether or not war is or has been declared) or other state of emergency or calamity or crisis in or affecting Hong Kong, the PRC, Japan, the United States, the United Kingdom, the Cayman Islands, India or Israel; or

        (v) the imposition or declaration of (A) any suspension or material limitation on trading in securities generally on the Hong Kong Stock Exchange, the New York Stock Exchange and/or the London Stock Exchange (B) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange or (C) a general moratorium on commercial banking activities or disruption in commercial banking activities or foreign exchange trading or securities settlement or clearance services in or affecting Hong Kong, the United States or the United Kingdom; or

        (vi) any change or prospective change in taxation or exchange controls, currency exchange rates or foreign investment regulations in Hong Kong or the Cayman Islands or any other relevant jurisdiction adversely affecting Hong Kong or the Cayman Islands or any other relevant jurisdiction or affecting an investment in Shares; or

        (vii) any material litigation or claim being threatened or instigated against any member of the Group; or

(b) there has come to the notice of Goldman Sachs or any of the Hong Kong Underwriters that:

        (i) any statement contained in the Hong Kong Offering Documents was or has become untrue, incorrect or misleading in any respect; or

        (ii) any matter has arisen or has been discovered which would, had it arisen immediately before the Prospectus Date, not having been disclosed in the Hong Kong Prospectus, constitute an omission therefrom; or

        (iii) any matter or event showing any of the warranties given by the Selling Shareholder or the Company in this Agreement to be untrue or misleading in any respect when first given or repeated; or

        (iv) any event, act or omission which gives or is likely to give rise to any liability of any of the Company or the Selling Shareholder pursuant to the indemnities given by them in this Agreement; or

        (v) any breach of any of the obligations of any party (other than the Hong Kong Underwriters) to this Agreement; or

        (vi) any adverse change or prospective adverse change in the business or in the financial or trading position of the Group as a whole,

and which, in any such case in either (a) or (b) above and in the judgment of Goldman Sachs (for itself and on behalf of the other Hong Kong Underwriters):

(A) is or will be or is reasonably likely to be materially adverse to, or materially and prejudicially affect, the business or financial or trading position or prospects of the Group as a whole; or

(B) has or will have or is reasonably likely to have a material adverse effect on the success of the Global Offering and/or make it impracticable or inadvisable for any material part of this Agreement, the Hong Kong Public Offering or the Global Offering to be performed or implemented as envisaged; or

(C) makes it inadvisable or impracticable to proceed with the Hong Kong Public Offering and/or the Global Offering or the delivery of the Offer Shares on the terms and in the manner contemplated by the Hong Kong Prospectus.

12.2 Consequences of Termination: Upon the termination of this Agreement pursuant to the provisions of clause 2.4 or clause 12.1:

(a) each of the parties hereto shall cease to have any rights or obligations under this Agreement, save in respect of the provisions of this clause and clauses 13, 18, 23 to 26 (inclusive) and any rights or obligations which may have accrued under this Agreement prior to such termination;

(b) with respect to the Hong Kong Public Offering, all payments made by the Hong Kong Underwriters or any of them pursuant to clause 6.6 and/or by successful applicants under Valid Applications shall be refunded forthwith (in the latter case the Selling Shareholder and the Company shall procure that the Branch Share Registrar and the Nominee despatch refund cheques to all applicants under the Hong Kong Public Offering in accordance with the Branch Registrar's Agreement and the Receiving Bankers' Agreement); and

(c) the Selling Shareholder shall pay to Goldman Sachs such fees and expenses incurred by Goldman Sachs and the Hong Kong Underwriters in accordance with the terms of the fees and expenses letter described in clause 8.3.

13.     INDEMNITY

13.1 Indemnity: Each of the Company and the Selling Shareholder (each on Indemnifying Party) jointly and severally undertakes to indemnify and keep indemnified (on an after-tax basis) and hold harmless Goldman Sachs and the Hong Kong Underwriters or any of them (for itself and on trust for its affiliates and their respective partners, directors, officers, employees, agents and assignees (the Related Parties)) (each an Indemnified Person) from and against (i) all and any actions, claims (whether or not any such claim involves or results in any actions or proceedings), demands, investigations and proceedings from time to time alleged, made or brought or threatened to be made or brought (together the Actions), and (ii) all charges, losses, damages, liabilities, payments, costs or expenses including legal fees and taxes (including stamp duty and any penalties and/or interest arising in respect of any taxes), including without limitation, all payments, costs or expenses reasonably and properly made or incurred arising out of or in connection with the settlement of any Actions or in investigating, disputing or defending the same or the enforcement of any such settlement or any judgment obtained in respect of any Actions whether or not such claim is successful, compromised or settled, and any right of action which may be exercised (together the Losses) which may be suffered, made or incurred by, an Indemnified Person (with such amount of indemnity to be paid to each of the Hong Kong Underwriters to cover all the Actions against and Losses incurred by such party and its Related Parties) arising out of or in connection with:

(a) the performance by any of Goldman Sachs and/or the Hong Kong Underwriters of its or their obligations under this Agreement; or

(b) the issue, publication, distribution or making available of any of the Hong Kong Offering Documents, the Preferential Offering Documents, the International Offering Circular or the US Prospectus (including any amendment thereof or supplement thereto) and/or any announcement or offering material whatsoever in connection with the Global Offering (whether or not approved by Goldman Sachs pursuant to clause 20); or

(c)     the sale and transfer of the Offer Shares; or

(d) any act or omission resulting in a breach or alleged breach on the part of the Company or the Selling Shareholder of any of the provisions of this Agreement or the International Underwriting Agreement; or

(e) any failure or alleged failure by any of the Directors to comply with their respective obligations under the Listing Rules or any other applicable Laws or regulations; or

(f) any of the Warranties being untrue, inaccurate or misleading or otherwise breached or being alleged by any third party to be untrue, inaccurate or misleading or otherwise breached; or

(g) the Hong Kong Public Offering failing, or being alleged to fail, to comply with the requirements of the Listing Rules or any other applicable Laws or regulations; or

(h) any statement in any of the Hong Kong Offering Documents, the Preferential Offering Documents, the International Offering Circular or the US Prospectus or any supplement or amendment thereto being, or being alleged to be, defamatory of any person; or

(i) any untrue statement or alleged untrue statement of a material fact contained in any Hong Kong Offering Document, International Offering Circular or the US Prospectus or any supplement or amendment thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading; or

(j) any breach or alleged breach of the laws, rules or regulations of any country or territory resulting from the distribution of the Hong Kong Offering Documents or the International Offering Circular or the US Prospectus and/or any offer, sale or distribution of the Shares otherwise than in accordance with and on the terms of those documents and this Agreement; or

(k) the settlement of any Proceedings by any Governmental Authority, commenced or threatened,

PROVIDED THAT (i) the indemnity in respect of any Action or Loss resulting from sub-clauses (a), (b), (g) or (j) above shall not be available to any Indemnified Person to the extent that such Action or Loss is finally judicially determined to have been caused solely by fraud, wilful default, gross negligence or negligence having a material adverse effect on the Global Offering or the Hong Kong Public Offering or the Group taken as a whole on the part of such Indemnified Person; and (ii) any settlement or compromise of any Action or Loss by any of Goldman Sachs, the Hong Kong Underwriters or any other Indemnified Person shall be made without prejudice to any claim, action or demand which any of Goldman Sachs, the Hong Kong Underwriters or any other Indemnified Person may have or make against any Indemnifying Party under this clause or otherwise under this Agreement.

13.2 Notification of Proceedings: In case any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Person, such Indemnified Person shall promptly notify the Indemnifying Party in writing and such Indemnifying Party, shall pay the reasonable fees and disbursements of counsel properly incurred in connection with such proceeding. Such Indemnified Person shall, subject to any requirement imposed by any insurer of the Indemnified Person, consult with the Company, the Selling Shareholder and Goldman Sachs and keep them informed in relation to such proceeding. Any failure by an Indemnified Person to notify or consult any Indemnifying Party in accordance with this clause shall not in any way relieve or reduce the obligations of any Indemnifying Party to indemnify each and every Indemnified Person under this clause 13.

13.3 Proceedings: Following notification of the commencement of any such proceeding against any Indemnified Person pursuant to clause 13.2, the relevant Indemnifying Party shall be entitled to participate in such proceedings and has the option, jointly with any other Indemnifying Party, to assume the defence thereof, with counsel satisfactory to such Indemnified Person (which shall not, except with the consent of the Indemnified Person, be counsel to the Indemnified Person), and, after notice from the Indemnifying Party to the Indemnified Person of its election to assume the defence of an action, the Indemnifying Party shall not be liable to such Indemnified Person for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defence thereof other than reasonable costs of investigation.

13.4 Legal Counsel: Legal counsel to the Indemnified Persons shall be selected by Goldman Sachs.

13.5 Settlement: No Indemnifying Party shall, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this clause 13 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent:

(a) includes an unconditional release of each Indemnified Person from all liabilities arising out of such litigation, investigation, proceeding or claim; and

(b) does not include a statement as to the admission of fault by or on behalf of any Indemnified Person.

13.6 Effect: The indemnities in this clause shall remain in full force and effect notwithstanding completion of the Hong Kong Public Offering and the Preferential Offering or the rescission or termination of this Agreement. The provisions of the indemnities contained in this clause are not affected by any other terms (including, subject to clause 13.7, any limitations) set out in this Agreement.

13.7 Limitation on liability of the Selling Shareholder: The maximum aggregate amount of the liability of the Selling Shareholder under this clause 13 and under sub-section 8(a) of the International Underwriting Agreement shall not exceed the sum of (i) the gross proceeds of the International Offering (determined by multiplying the purchase price per ADS by the total number of ADSs sold under the International Offering (including proceeds from shares delivered as Shares under the International Offering)); (ii) the gross proceeds of the Hong Kong Public Offering (determined by multiplying the Offer Price by the total number of Hong Kong Offer Shares); and (iii) any legal or other expenses reasonably incurred by the Hong Kong Underwriters and/or the International Underwriters in connection with investigating or defending any action or claim for which the Hong Kong Underwriters and/or the International Underwriters (as the case may be) are entitled to reimbursement by the Selling Shareholder in accordance with clause 13.1 hereof (in the case of the Hong Kong Underwriters) or sub-section 8(a) of the International Underwriting Agreement (in the case of the International Underwriters).

14.     REMEDIES, WAIVERS AND RELEASE

14.1 Delay or Omission: No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement shall:

(a)     impair such right, power or remedy; or

(b)     operate as a waiver thereof.

14.2 Single or Partial Exercise: The single or partial exercise of any right, power or remedy under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.3 Cumulative and Not Exclusive: The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

14.4 Release or Compromise: Each party hereto may expressly release or compromise the liability of any other party hereto or grant time or other indulgence to any party hereto in any way without releasing or reducing or compromising the liability of such party to any other party or of any other party hereto in any other way.

15.     ASSIGNMENT

15.1 Binding: This Agreement shall be binding on, and enure for the benefit of, the parties hereto and their respective successors, personal representatives and permitted assigns.

15.2 Assignment: Any of the Hong Kong Underwriters may assign to any affiliate the benefits of and interests and rights in or arising under this Agreement. Save as aforesaid, no other party hereto shall assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement.

16.     FURTHER ASSURANCE

16.1 Further Assurance: The Company and the Selling Shareholder shall from time to time, on being required to do so by Goldman Sachs now or at any time in the future, use reasonable endeavours to do or procure the doing of such acts and/or execute or procure the execution of such documents as Goldman Sachs may reasonably consider necessary to give full effect to this Agreement and securing to Goldman Sachs and the Hong Kong Underwriters or any of them the full benefit of the rights, powers and remedies conferred upon them or any of them in this Agreement.

17.     ENTIRE AGREEMENT

17.1 Entire Agreement: This Agreement and any other documents referred to in this Agreement constitute the whole and only agreement between the Company, the Selling Shareholder, Goldman Sachs and the other Hong Kong Underwriters relating to the underwriting of the Hong Kong Public Offering and supersedes and extinguishes any other prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Agreement (Pre-contractual Statements).

17.2 Reliance: Each party hereto acknowledges that in entering into this Agreement on the terms set out in this Agreement it is not relying upon any Pre-contractual Statement which is not expressly set out herein or the documents referred to herein.

17.3 Right of Action: No party shall have any right of action (except in the case of fraud) against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that such Pre-contractual Statement is repeated in this Agreement or the documents referred to herein.

18.     AMENDMENT OR VARIATION

18.1 Amendment or Variation: This Agreement may only be amended or varied in writing signed by each of the parties hereto.

19.     NOTICES

19.1 Form and Language: Any notice or other communication given or made under this Agreement shall be in writing (other than writing on the screen of a visual display unit or other similar device which shall not be treated as writing for the purpose of this clause) and shall, unless otherwise specified, be in English.

19.2 Delivery: Any such notice or other communication shall be addressed as provided in clause 19.3 and, if so addressed, shall be deemed to have been duly given or made as follows:

(a) if sent by personal delivery, upon delivery at the address of the relevant party;

(b)     if sent by post, five Business Days after the date of posting; and

(c) if sent by facsimile, upon despatch to the facsimile number of the recipient, with the production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient and provided that a confirmation copy of such notice or communication shall be sent by post to the addressee concerned not later than the Business Day immediately following the date of despatch of the facsimile.

19.3 Addresses: The relevant addressee, address and facsimile number of each party hereto for the purposes of this Agreement, subject to clause 19.4 are:

Name of Party                 Address                       Facsimile No.
----------------------------  ----------------------------  --------------------
The Company                   18/F, Two Harbourfront        (852) 2128 1778
                              22 Tak Fung Street
                              Hunghom
                              Kowloon
                              Hong Kong
                              Attention: The Company
                                         Secretary

The Selling Shareholder       22/F, Hutchison House         (852) 2128 1778
                              10 Harcourt Road
                              Hong Kong
                              Attention: The Company
                                         Secretary

Goldman Sachs                 68th Floor                    (852) 2978 0440
(for itself and on behalf of  Cheung Kong Center
the Hong Kong Underwriters)   2 Queen's Road Central
                              Hong Kong
                              Attention: Special Execution
                                         Group

19.4 Change of Details: A party may notify the other parties to this Agreement of a change to its relevant addressee, address or facsimile number for the purposes of clause 19.3 provided that such notification shall only be effective on:

(a) the date specified in the notification as the date on which the change is to take place; or

(b) if no date is specified or the date specified is earlier than the date on which a notice is deemed under clause 19.2 above to have been duly given, the date on which such notice is so deemed to have been duly given.

20.     ANNOUNCEMENTS

20.1 No Announcement: Subject to clause 20.2, no announcement or press release concerning the Hong Kong Public Offering, the Preferential Offering or any ancillary matter shall be made by any of the parties to this Agreement without the prior written approval of Goldman Sachs (such approval not to be unreasonably withheld or delayed).

20.2 Permitted Announcement: Any party to this Agreement may make an announcement concerning the Hong Kong Public Offering, the Preferential Offering or any ancillary matter if and to the extent:

(a) required by Law, the Listing Rules or an order of a court of competent jurisdiction;

(b) required by any securities exchange or regulatory or governmental body to which such party is subject or submits, wherever situated, including, without limitation, the Hong Kong Stock Exchange, whether or not the requirement has the force of law; or

(c) Goldman Sachs and the Company have given prior written approval to the making of the announcement,

PROVIDED THAT in relation to paragraphs (a) and (b) above any such announcement shall be made only after consultation with Goldman Sachs.

20.3 Period: The restrictions contained in this clause shall continue to apply for a period of three months after the Listing Date. The Company shall procure compliance by its subsidiaries and affiliates with the provisions of this clause.

21.     TIME OF ESSENCE

21.1 Time of Essence: Any time, date or period referred to in this Agreement may be extended by mutual agreement between the Company, the Selling Shareholder and Goldman Sachs (for itself and on behalf of the other Hong Kong Underwriters). Save as otherwise expressly provided, as regards any date or period originally fixed or any date or period so extended as aforesaid, time is of the essence of this Agreement.

22.     INVALIDITY

22.1 Effect of Invalidity: If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

23.     GOVERNING LAW

23.1 Hong Kong Law: This Agreement shall be governed by and construed in accordance with Hong Kong law.

24.     DISPUTE RESOLUTION

24.1 Jurisdiction: The parties to this Agreement irrevocably agree that the courts of Hong Kong are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any Proceedings, out of or in connection with this Agreement may be brought in such courts.

24.2(a) Notwithstanding clause 24.1 above, each of the Company, the Selling
        Shareholder and Goldman Sachs (for and on behalf of the Hong Kong Underwriters) shall have the option to refer any disputes which may arise out of or in connection with this Agreement to be finally resolved by arbitration in accordance with this clause 24.2. Upon written notice by the Company, the Selling Shareholder or Goldman Sachs pursuant to this clause 24.2, such disputes shall be referred to and finally resolved by arbitration in accordance with the UNCITRAL Arbitration Rules (the Rules) as in force from time to time and as may be amended by the rest of this clause 24.

(b) There shall be three arbitrators. The appointing authority shall be the Hong Kong International Arbitration Centre (HKIAC).

(c) Where there are multiple parties, whether as claimant or as respondent, the multiple claimants, jointly, shall appoint a claimants-appointed arbitrator, and the multiple respondents, jointly, shall appoint a respondents-appointed arbitrator for the purpose of Article 7(1) of the Rules. The claimants-appointed arbitrator and the respondents-appointed arbitrator shall then choose the third arbitrator who will act as chairman of the arbitral tribunal.

(d) The seat of arbitration shall be Hong Kong, and the arbitration shall be administered by HKIAC.

(e) The governing law of the arbitration proceedings shall be the laws of Hong Kong.

(f)     The language to be used in the arbitral proceedings shall be English.

(g) By agreeing to arbitration pursuant to this clause 24.2, the parties hereto irrevocably waive their right to any form of appeal, review or recourse to any state court or other judicial authority, insofar as such waiver may be validly made and to the fullest extent permitted by applicable laws.

(h) The award shall be given by a majority decision. If there be no majority, the award shall be made by the Chairman of the arbitral tribunal alone.

24.3 Agent for Service: The Selling Shareholder hereby irrevocably authorizes and appoints the Company at the address set out in clause 19.3 to accept service of all legal process arising out of or connected with this Agreement and service on such persons shall be deemed to be service on the Selling Shareholder.

25.     IMMUNITY

25.1 Waiver: To the extent that any party hereto may in any court proceedings arising out of or in connection with this Agreement or in any proceedings taken for the enforcement of any determination, decision, order or award made in such court proceedings claim for itself or its assets immunity from suit or other legal process or to the extent that in any such court or enforcement proceedings there may be attributed to itself or its assets such immunity (whether or not claimed), such party hereby irrevocably waives such immunity and consents, in respect of any such court or enforcement proceedings, to the giving of any relief or the issue of any process including, without limitation, the making, enforcement or execution against property whatsoever (irrespective of its use or intended use) to the full extent permitted by applicable laws.

26.     CURRENCY INDEMNITY

26.1 Conversion into Another Currency: If for the purposes of obtaining judgment in any court by the Company, the Selling Shareholder, Goldman Sachs or any other Hong Kong Underwriter as the case may be (for the purposes of this clause, the Claiming Party) it is necessary to convert a sum due hereunder into any currency other than HK dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures such Claiming Party could purchase HK dollars with such other currency in Hong Kong on the Business Day preceding that on which final judgment is given.

26.2 Judgement in Another Currency: The obligation of any party hereto in respect of any sum due from such party (for the purposes of this clause, the Obligor) to any Claiming Party shall, notwithstanding any judgment in a currency other than HK dollars, not be discharged until the first Business Day following receipt by such Claiming Party of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Claiming Party may in accordance with normal banking procedures purchase HK dollars with such other currency.

26.3 Obligor's Indemnity: If the HK dollars purchased pursuant to this clause are less than the sum originally due to the Claiming Party, such Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Claiming Party against such loss.

26.4 Claiming Party's Obligation: If the HK dollars purchased pursuant to this clause are greater than the sum originally due to the Claiming Party, the Claiming Party agrees, as a separate obligation and notwithstanding any such judgment, to repay to the Obligor an amount equal to the excess of the HK dollars so purchased over the sum originally due hereunder to the Claiming Party.

27.     COUNTERPARTS

27.1 Number of Counterparts: This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

27.2 Counterparts as One Original: Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

IN WITNESS whereof this Agreement has been executed under hand by or on behalf of the parties hereto the day and year first above written.

                                   SCHEDULE 1

                             HONG KONG UNDERWRITERS

                                                                       PERCENTAGE OF
                                                                         HONG KONG      NUMBER OF HONG
                                                                           PUBLIC         KONG OFFER
                                                                          OFFERING          SHARES
                NAME                             ADDRESS                UNDERWRITTEN     UNDERWRITTEN
-----------------------------------   ------------------------------   --------------   --------------
Goldman Sachs (Asia) L.L.C            68/F., Cheung Kong Center              60%            69,300,000
                                      2 Queen's Road Central
                                      Hong Kong

ABN AMRO Bank N.V.,                   38/F., Cheung Kong Center
Hong Kong Branch                      2 Queen's Road Central
                                      Hong Kong
and

N M Rothschild & Sons                 16/F, Alexandra House                  12%            13,860,000
(Hong Kong) Limited,                  16-20 Chater Road
                                      Central
each trading as                       Hong Kong
ABN AMRO Rothschild

BNP Paribas Peregrine Capital         36/F., Asia Pacific Finance             2%             2,310,000
Limited                               Tower
                                      3 Garden Road, Central
                                      Hong Kong

Celestial Capital Limited             21/F., Low Block                        2%             2,310,000
                                      Grand Millennium Plaza
                                      181 Queen's Road Central
                                      Hong Kong

Core Pacific - Yamaichi               36/F., Cosco Tower                      2%             2,310,000
International (H.K.) Limited          Grand Millennium Plaza
                                      183 Queen's Road Central
                                      Hong Kong

Dao Heng Securities Limited           12/F., The Center                       2%             2,310,000
                                      99 Queen's Road Central
                                      Hong Kong

DBS Asia Capital Limited              16/F., Man Yee Building                 2%             2,310,000
                                      68 Des Voeux Road Central
                                      Hong Kong

First Shanghai Securities Limited     19/F., Wing On House                    2%             2,310,000
                                      71 Des Voeux Road Central
                                      Hong Kong

                                                                       PERCENTAGE OF
                                                                         HONG KONG      NUMBER OF HONG
                                                                           PUBLIC         KONG OFFER
                                                                          OFFERING          SHARES
                NAME                             ADDRESS                UNDERWRITTEN     UNDERWRITTEN
-----------------------------------   ------------------------------   --------------   --------------
Guotai Junan Securities (Hong         27/F., Low Block                        2%             2,310,000
Kong) Limited                         Grand Millennium Plaza
                                      181 Queen's Road Central
                                      Hong Kong

The Hongkong and Shanghai Banking     Level 15                                2%             2,310,000
Corporation Limited                   1 Queen's Road Central
                                      Hong Kong

KGI Capital Asia Limited              27/F., Asia Pacific Finance             2%             2,310,000
                                      Tower
                                      Citibank Plaza, 3 Garden Road
                                      Central
                                      Hong Kong

Kim Eng Securities (Hong Kong)        Room 1901                               2%             2,310,000
Limited                               Bank of America Tower
                                      12 Harcourt Road, Central
                                      Hong Kong

SBI E2-Capital Securities Limited     43/F., Jardine House                    2%             2,310,000
                                      One Connaught Road Central
                                      Hong Kong

South China Securities Limited        28/F., Bank of China Tower              2%             2,310,000
                                      1 Garden Road, Central
                                      Hong Kong

Sun Hung Kai International Limited    Level 12, One Pacific Place             2%             2,310,000
                                      88 Queensway
                                      Hong Kong

Tai Fook Securities Company           25/F., New World Tower                  2%             2,310,000
Limited                               16-18 Queen's Road Central
                                      Hong Kong

                                   SCHEDULE 2

                       THE CONDITIONS PRECEDENT DOCUMENTS

                   PART A : TO BE DELIVERED TO GOLDMAN SACHS
    NOT LATER THAN 5:00 P.M. ON THE BUSINESS DAY PRIOR TO THE PROSPECTUS DATE

1.      LEGAL DOCUMENTS

1.1 A certified copy of the resolutions of the sole shareholder of the Company referred to in paragraph 1(C) of Appendix X to the Hong Kong Prospectus.

1.2     A certified copy of the resolutions of the Directors:

(a) considering the Hong Kong Prospectus in detail in conjunction with the Verification Notes;

(b) approving and authorizing the execution on behalf of the Company of this Agreement together with all other agreements and documents in the form previously approved by or on behalf of the Company as necessary, convenient or desirable to effect the Global Offering and implement the listing of the Shares;

(c)     approving the Hong Kong Public Offering;

(d)     approving the International Offering (including the Preferential
        Offering);

(e) approving and authorizing the circulation of the Preliminary Offering Circular or ratifying the same; and

(f) approving and authorizing the issue and the registration with the Registrar of Companies in Hong Kong of the Hong Kong Prospectus and the Application Forms.

1.3     A certified copy of the resolutions of the directors of the Selling
        Shareholder:

(a) considering the Hong Kong Prospectus in detail in conjunction with the Verification Notes;

(b) approving and authorizing the execution on behalf of the Selling Shareholder of this Agreement together with all other agreements and documents in the form previously approved by or on behalf of the Company necessary, convenient or desirable to effect the Global Offering and implement the listing of the Shares; and

(c)     approving the Global Offering.

1.4     One certified copy of the Receiving Bankers' Agreement.

1.5     One certified copy of the Principal Registrar's Agreement.

1.6     One certified copy of the Branch Registrar's Agreement.

1.7     One certified copy of the Multiple Applications Letter.

1.8     A copy of each of the service contracts of the Directors.

2.      DOCUMENTS RELATING TO THE HONG KONG PUBLIC OFFERING

2.1 Seven printed copies of each of the Hong Kong Prospectus and the Application Forms, each duly signed by two Directors or their respective duly authorized attorneys and, if signed by their respective duly authorized attorneys, certified copies of the relevant power of attorney or authorization document.

2.2 An original or a copy of the Verification Notes signed by or on behalf of each person to whom responsibility is therein assigned (other than Goldman Sachs and its legal advisers).

2.3 Two signed originals of the accountants' report dated the Prospectus Date issued by the Reporting Accountants, the text of which is contained in Appendix I to the Hong Kong Prospectus.

2.4 Two signed originals of the accountants' report dated the Prospectus Date issued by the Aircel Reporting Accountants, the text of which is contained in Appendix IV to the Hong Kong Prospectus.

2.5 Two signed originals dated the Prospectus Date from the Reporting Accountants addressed to the Hong Kong Underwriters confirming, inter alia, the indebtedness statement contained in the Hong Kong Prospectus and commenting on the statement contained in the Hong Kong Prospectus as to the sufficiency of working capital, such letter to be in the form previously approved by Goldman Sachs on behalf of the Hong Kong Underwriters.

2.6 Two signed originals of the comfort letter dated the date of this Agreement from the Reporting Accountants addressed to the Hong Kong Underwriters in respect of financial information set out in the Hong Kong Prospectus.

2.7 Two certified copies of the letters, summary of values and valuation certificate dated the Prospectus Date issued by the Property Valuer, the text of which is contained in Appendix VII to the Hong Kong Prospectus.

2.8 Two certified copies of the letter from Conyers Dill & Pearman, Cayman referred to in Appendix VIII to the Hong Kong Prospectus.

2.9 A certified copy of each of the letters referred to in paragraphs 6(K) and 6(N) of Appendix X to the Hong Kong Prospectus (other than the letter to be issued by Goldman Sachs) containing consents to the issue of the Hong Kong Prospectus with the inclusion of references to the respective parties' names, and where relevant their reports, letters and valuation certificates in the form and context in which they are included.

2.10 One certified copy of a letter from the Registrar of Companies Hong Kong confirming that the Hong Kong Prospectus has been registered pursuant to section 342C of the Companies Ordinance.

2.11 A letter or facsimile to Goldman Sachs (for itself and on behalf of the Hong Kong Underwriters) from Linklaters confirming that the documents referred to in the paragraph headed "Documents Delivered to the Registrar of Companies" in Appendix XI to the Hong Kong Prospectus have been delivered to the Registrar of Companies in Hong Kong as required by section 342C of the Companies Ordinance.

2.12 A copy of each of the material contracts referred to in paragraph 4(A) of Appendix X to the Hong Kong Prospectus (other than this Agreement).

2.13 A certified copy of the certificate as to the accuracy of the Chinese translation of the Hong Kong Prospectus given by the relevant translator thereof.

2.14 One certified copy of the undertaking from the Selling Shareholder to the Company and the Hong Kong Stock Exchange pursuant to Note 3 to Listing Rule 10.07.

3.      PRC LEGAL OPINIONS

Two signed original copies of the legal opinion from Commerce & Finance Law Offices in respect of properties leased by the Group and of the legal opinion from Commerce & Finance Law Offices in respect of the PRC regulatory approvals required for the Company's proposed listing, compliance with tax laws, due incorporation of PRC entities, non-violation of PRC laws and compliance with licensing and other applicable PRC legal requirements relevant to the Company's business in forms satisfactory to Goldman Sachs.

4.      OTHER DOCUMENTS

4.1 A copy of the confirmation letter from each Director to Goldman Sachs confirming that he has, and an original confirmation letter from the Company to Goldman Sachs confirming that the Directors have, read and understood the memorandum entitled "Memorandum on the Duties and Responsibilities of Directors of Listed Companies" prepared by Linklaters and that Linklaters had provided a voice-file explaining the contents of the relevant memorandum to him.

4.2 Two certified copies of the letter of responsibility and authority and two certified copies of the statements of interests signed by each Director in the agreed form addressed to the Company and Goldman Sachs (for itself and on behalf of each of the Hong Kong Underwriters).

4.3 A certified copy of each of the following the Memorandum and Articles of Association of the Company adopted by the sole shareholder of the Company on 3 September 2004.

                    PART B : TO BE DELIVERED TO GOLDMAN SACHS
          NOT LATER THAN 5:00 P.M. ON THE BUSINESS DAY PRIOR TO CLOSING

1. Two signed originals of a closing certificate, in a form approved by or on behalf of Goldman Sachs, dated the date of Closing from each of the Company and the Selling Shareholder, certifying the accuracy of the representations and warranties given pursuant to clause 10 of this Agreement as at Closing by reference to the facts and circumstances then subsisting and the performance of all of its obligations under this Agreement falling due for performance prior to Closing.

2. A signed original letter agreement between HWL to Goldman Sachs (in the agreed form) in respect of certain representations and warranties and undertakings in respect of the Restructuring and the Global Offering.

3. Two signed original bring-down comfort letters addressed to the Hong Kong Underwriters from the Reporting Accountants dated as of the date of Closing in form and substance satisfactory to Goldman Sachs (acting reasonably).

4. Two signed originals of the legal opinion addressed to the Hong Kong Underwriters and dated as of the date of Closing from each of:

(a)     Linklaters, as Hong Kong counsel to the Company;

(b) Freshfields Bruckhaus Deringer, as Hong Kong counsel to the Hong Kong Underwriters;

(c)     Conyers Dill & Pearman, Cayman, as Cayman Islands counsel to the
        Company;

(d) Conyers Dill & Pearman, British Virgin Islands, as British Virgin Islands counsel to the Selling Shareholder;

(e)     P& A Law Offices, as Indian counsel to the Company;

(f) Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., as Israeli counsel to the Company; and

(g)     Baker & McKenzie Limited, as Thai counsel to the Company,

in each case concerning such matters as Goldman Sachs may reasonably require.

                                   SCHEDULE 3

                            SIGNIFICANT SUBSIDIARIES

Hutchison Global Communications Holdings Limited
Hutchison Global Communications Limited

Hutchison 3G HK Limited
Hutchison 3G Services (HK) Limited
Hutchison Telephone Company Limited

Partner Communications Company Ltd.

Hutchison Max Telecom Private Limited
Hutchison Telecom East Ltd.
Aircel Digilink India Limited
Fascel Limited
Hutchison Essar Telecom Limited
Hutchison Essar South Limited

Hutchison CAT Wireless Multimedia Limited
BFKT (Thailand) Limited

                                   SCHEDULE 4

                         REPRESENTATIONS AND WARRANTIES

For the purposes of this Schedule 4:

(a)     any references in any Warranty to:

        associated companies shall have the same meaning as when used in the Company Accounts; and

        subsidiaries shall have the same meaning as when used in the Company Accounts;

(b) any references in any Warranty to either the International Underwriting Agreement or the Deposit Agreement shall be deemed to be subject to the proviso that such Warranty is only applicable to or in respect of such agreement (and any actions contemplated thereunder) as and when it has been entered into by the relevant parties thereto; and

(c) any Warranty concerning Significant Subsidiaries or Company Restructuring Subsidiaries shall, with respect to Partner Communications Company Ltd., be construed as modified by the qualifier "to the best knowledge of the Company after due inquiry".

                                     PART A

1.      ACCURACY AND ADEQUACY OF INFORMATION

1.1 All material information supplied or disclosed in writing or orally and used as the basis of information contained in the Hong Kong Offering Documents, including without limitation, the Verification Notes and the answers and documents referred to therein (and any new or additional information serving to update or amend the Verification Notes supplied or disclosed in writing prior to the date of this Agreement) by the Company or any other member of the Group or their respective directors or employees, the Reporting Accountants, the Aircel Reporting Accountants or the legal and other professional advisers to the Hong Kong Underwriters for the purposes of the Hong Kong Public Offering is true and accurate in all material respects and not misleading in any material respect and all forecasts and estimates so supplied or disclosed have been made after due and careful consideration, are based on assumptions referred to in the Hong Kong Offering Documents (to the extent there are any) and represent reasonable and fair expectations honestly held based on facts known to such persons (or any of them).

1.2 All statements of material fact contained in the Hong Kong Offering Documents and the Preferential Offering Documents are and will (at the Prospectus Date and the other times when the Warranties are repeated pursuant to this Agreement) be true and accurate in all material respects and not misleading in any material respect (in light of the circumstances under which they are made) and there are no facts known or which on reasonable enquiry could have been known to the Company, any other member of the Group and/or the Directors of them which are not disclosed in the Hong Kong Offering Documents and the Preferential Offering Documents the omission of which would make any statement therein misleading in any material respect or which in the circumstances of the Hong Kong Public Offering are material for disclosure therein provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Hong Kong Underwriter expressly for use therein. All expressions of opinion or intention therein are and will (at the Prospectus Date and the other times when the Warranties are repeated pursuant to this Agreement) be made on reasonable grounds and are and will be truly and honestly held by the Directors and are and will be fairly based and there are and will be no other facts known or which could on reasonable inquiry have been known to the Directors the omission of which would make any such statement or expression misleading in any material respect or which will or would likely be material in the context of the Hong Kong Public Offering. The Hong Kong Offering Documents and the Preferential Offering Documents conform to the requirements of the Companies Ordinance and the Listing Rules so far as applicable.

1.3 All forecasts and estimates contained in the Hong Kong Offering Documents and the Preferential Offering Documents are and will (at the Prospectus Date and the other times when the Warranties are repeated pursuant to this Agreement) be made after due and proper consideration, are and will be based on assumptions referred to in the Hong Kong Offering Documents and the Preferential Offering Documents in which such forecasts and estimates are contained, and represent reasonable and fair expectations honestly held based on facts known to the Company, any other member of the Group and/or the Directors and there are and will be no other material assumptions on which such forecasts or estimates are based other than the assumptions referred to in the Hong Kong Offering Documents and the Preferential Offering Documents in which such forecasts or estimates are contained or on which such forecasts or estimates ought reasonably to have been based which have not been made. In particular (but without limitation):

(a) the statements relating to working capital contained in the Hong Kong Prospectus under the heading "Financial Information" represent the true and honest belief of the Directors arrived at after due and careful consideration and enquiry;

(b) the material statements relating to the dividend policy contained in the Hong Kong Prospectus under the heading "Financial Information - Dividend Policy" represent the true and honest belief of the Directors arrived at after due and careful consideration and enquiry and there are currently no material capital commitments of the Company which have not been disclosed in the Hong Kong Prospectus;

(c) the statements contained in the Hong Kong Prospectus under the heading "Future Plans and Prospects" represent the true and honest belief of the Directors arrived at after due and careful consideration and enquiry;

(d) the statements contained in the Hong Kong Prospectus relating to the Group's indebtedness as at close of business on 31 August 2004 are true and accurate in all material respects and all material developments in relation to the Company's indebtedness have been disclosed;

(e) the statements relating to the Group's liquidity and capital resources contained in the Hong Kong Prospectus under the heading "Financial Information" are true and accurate in all material respects;

(f) the interests of the Directors in the share capital of the Company and in contracts with the Company and other members of the Group are fairly and accurately disclosed in the Hong Kong Prospectus;

(g) the statements contained in the Hong Kong Prospectus under the headings "Risk Factors" are accurate and represent the true and honest belief of the Directors arrived at after due and careful consideration; and

(h) the statements set forth in the Hong Kong Prospectus under the heading "Share Capital" and "Summary of the Constitution of the Company and Cayman Islands Companies Laws", insofar as they purport to constitute a summary of the terms of the Shares, and under the heading "Regulation", insofar as they purport to describe the provisions of the laws and documents referred to therein, are true and accurate in all material respects.

1.4 All the interests of each of the Directors in the securities of the Company or any associated corporation (within the meaning of the SFO) which will be required to be notified to the Company and the Hong Kong Stock Exchange pursuant to Part XV of the SFO, or which will be required pursuant to Part XV of the SFO to be entered in the register referred to therein, or which will be required to be notified to the Company and the Hong Kong Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Companies in the Listing Rules, in each case once the Shares are listed, are fully and accurately disclosed in the Hong Kong Prospectus.

1.5 All material contracts or documents to which any member of the Group is a party which are required to be described in the Hong Kong Prospectus or filed with the Hong Kong Prospectus with the Hong Kong Registrar of Companies will be so described and filed.

1.6 No material information was withheld from the Reporting Accountants for the purposes of their preparation of their reports contained in Appendix I to the Hong Kong Prospectus and all information given to the Reporting Accountants for such purposes was given in good faith and, to the best of the knowledge, information and belief of the Directors after due and careful consideration, the factual contents of such report are true and accurate in all material respects and no material fact or matter has been omitted.

1.7 No material information was withheld from the Aircel Reporting Accountants for the purposes of their preparation of their reports contained in Appendix IV to the Hong Kong Prospectus and all information given to the Aircel Reporting Accountants for such purposes was given in good faith and, to the best of the knowledge, information and belief of the Directors after due and careful consideration, the factual contents of such report are true and accurate in all material respects and no material fact or matter has been omitted.

1.8 In respect of the connected transactions (as defined under the Listing Rules) of the Group (the Connected Transactions):

(a) the statements of fact contained in the Hong Kong Prospectus relating to the Connected Transactions are true and accurate in all material respects and there are no other facts known the omission of which would make any such statements misleading in any material respect, and there are no other Connected Transactions which have not been disclosed in the Hong Kong Prospectus which are or were required to be so disclosed;

(b) all information (including but not limited to historical figures) and documentation provided by the Company to Goldman Sachs are true and accurate and complete in all material respects and there is no other information or document which have not been provided the result of which would make the information and documents so received misleading in any material respect;

(c) the transactions mentioned in the section "Connected Transactions - Option Arrangements - Options exercisable at the discretion of third parties", "Connected Transactions - Connected Transactions Exempt From Independent Shareholders' Approval Requirements" and "Connected Transactions - Connected Transactions Requiring Independent Shareholders' Approval" in the Hong Kong Prospectus have been entered into and will be carried out in the ordinary course of business, on normal commercial terms and are fair and reasonable so far as the shareholders of the Company are concerned and the Directors, including the independent non-executive Directors, in coming to their view have made, as they reasonably consider, due and careful inquiries and investigations of such transactions;

(d) the Company has complied with and undertakes to continue to comply with the terms of the Connected Transactions disclosed in the Hong Kong Prospectus so long as the agreement relating thereto is in effect and shall inform the Global Co-ordinator should there by any breach of any such terms before the Listing Date; and

(e) each of the Connected Transactions as disclosed in the Hong Kong Prospectus constitutes a legal, valid and binding agreement for the relevant member of the Group.

2.      HONG KONG PUBLIC OFFERING

2.1 All necessary authorities have been obtained from the holders of existing issued Shares in the capital of the Company and others in Hong Kong, Cayman Islands and the PRC to enable the Hong Kong Offer Shares to be offered and sold to the applicants and/or placees therefor under the Hong Kong Public Offering and the Company has or will at the relevant time have power under the Articles of Association to register the transfers of the Hong Kong Offer Shares pursuant to the Hong Kong Public Offering without any further sanction.

2.2 Save as contemplated in the provisions of this Agreement and the proposed granting of the Over-Allocation Option, neither the Company, the Selling Shareholder nor any of their respective officers or Directors has taken, or will take, directly or indirectly, any action designed to stabilize or manipulate, in violation of applicable Laws, the price of the Hong Kong Offer Shares or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation, in violation of applicable Laws, of the price of any of the Shares.

2.3 Save as disclosed in the Hong Kong Prospectus, all taxes, duties, levies, fees or other charges or expenses which may be payable to any Governmental Authority in Hong Kong in connection with the allocation, offer, sale and purchase of the Hong Kong Offer Shares, the Hong Kong Public Offering, the execution and delivery of, or the performance of this Agreement have been paid.

3.      PREFERENTIAL OFFERING DOCUMENTS

3.1 The electronic format Hong Kong Prospectus and specimen Preferential Offering Application Form which are to be issued by the Company to Qualifying HWL Shareholders on CD ROM in connection with the Preferential Offering are identical with the contents of the Hong Kong Prospectus and the Preferential Offering Application Form in printed form, respectively, which are to be registered by the Registrar of Companies in Hong Kong on the date of this Agreement and such CD ROM (and the contents thereof) complies with the requirements of Listing Rule 12.11.

3.2 The publication and distribution of the electronic format Hong Kong Prospectus and specimen Preferential Offering Application Form on CD ROM (together with any covering letter from the Company) to Qualifying HWL Shareholders is in compliance with all applicable laws and regulations and the Articles of Association.

4.      GENERAL WARRANTIES

4.1 The Hong Kong Public Offering Documents contain all information required by the applicable requirements of the Companies Ordinance, the SFO, the Listing Rules (together with other rules and regulations of the Hong Kong Stock Exchange) and the Company Law (2003 Revision) of the Cayman Islands.

4.2 Neither the Company nor any of its subsidiaries or associated companies has sustained since the date of the latest audited financial statements included in the Hong Kong Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree, which would, individually or in the aggregate, have a material adverse effect on the business, prospects, operations, condition (financial or otherwise), shareholders' equity or results of operations of the Company or any of its subsidiaries or associated companies, taken as a whole (a Material Adverse Effect), otherwise than as set forth or contemplated in the Hong Kong Prospectus; and, since the respective dates as of which information is given in the Hong Kong Prospectus, there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or associated companies or any change, or any development involving a prospective change, which would, individually or in the aggregate, have a Material Adverse Effect, otherwise than as set forth or contemplated in the Hong Kong Prospectus.

4.3 Except as set forth in the Hong Kong Prospectus, each of the Company and its Significant Subsidiaries owns, leases or licences all such property as is necessary to the conduct of its operations as presently conducted, and to the Company's best knowledge, there are no liens, encumbrances or defects upon or in any such real or personal property except such as are described in the Hong Kong Prospectus or such as do not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease or licence by the Company and the Significant Subsidiaries are held by them under valid, subsisting and enforceable leases or licences with such exceptions which would not, individually or in the aggregate, have a Material Adverse Effect.

4.4 The Company has been duly incorporated and is validly existing as a company with limited liability in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Hong Kong Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

4.5 The Articles of Association comply with the requirements of the Listing Rules and have been validly approved by the Company in accordance with the requirements of the laws and regulations of the Cayman Islands.

4.6 The Company has an authorized capitalization as set forth in the Hong Kong Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully (or credited as fully) paid and non assessable and conform to the description contained in the Hong Kong Prospectus; and all of the issued shares of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non assessable and (except for directors' qualifying shares and except as set forth in the Hong Kong Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of the Company or any of the Significant Subsidiaries are not entitled to pre-emptive or other rights to acquire the Shares; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Shares or any other class of security of the Company; the Shares are freely transferable by the Selling Shareholder to or for the account of the Hong Kong Underwriters and (to the extent described in the Hong Kong Prospectus) the applicants therefor; and there are no restrictions on subsequent transfers of the Shares under the laws of Hong Kong and the Cayman Islands except as described in the Hong Kong Prospectus under "Share Capital" and in Appendix VIII ("Summary of the Constitution of the Company and Cayman Islands Companies Laws").

4.7 The Shares have been duly and validly authorized and are duly and validly issued and fully (or credited as fully) paid and non-assessable and conform in all material respects to the description of the Shares contained in the Hong Kong Prospectus.

4.8 Each of this Agreement, the Principal Registrar's Agreement, the Branch Registrar's Agreement, the Receiving Bankers' Agreement, the Deposit Agreement and the International Underwriting Agreement has been or will be duly authorized, executed, and delivered by the Company and constitutes (or will when executed constitute) a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.9 No Governmental Authorization of any Governmental Authority having jurisdiction over the Company or any of the Significant Subsidiaries or any of their properties is required for the performance by the Company of its obligations under this Agreement, the International Underwriting Agreement, the Deposit Agreement, the Receiving Bankers' Agreement, the Principal Registrar's Agreement or the Branch Registrar's Agreement.

4.10 All dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the registered holders thereof including the Depositary, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any Governmental Authorization in the Cayman Islands.

4.11 The deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs and the compliance by the Company with all of the provisions of this Agreement, the International Underwriting Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under,
(A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, (B) the respective constituent documents of the Company and the Significant Subsidiaries or (C) any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective properties.

4.12 Neither the Company nor any of the Significant Subsidiaries is in violation of its respective constituent documents; and neither the Company nor any of its subsidiaries or associated companies is:

(a) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or

(b) in violation or contravention of any law or statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Company, any of its subsidiaries or associated companies or any of their respective properties, except, with respect to (a) and (b) above, any such default, violation or contravention which would not, individually or in the aggregate, have a Material Adverse Effect.

4.13 Other than as set forth in the Hong Kong Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in Hong Kong, the Cayman Islands or any political subdivision or taxing authority thereof or therein by or on behalf of the Hong Kong Underwriters or any applicants procured by the Hong Kong Underwriters, other than on the income, profits or gains of any Hong Kong Underwriters where such Hong Kong Underwriters are otherwise subject to income taxation on a net basis in such jurisdiction in connection with:

(a) the sale and delivery by the Selling Shareholder of the Shares to or for the respective accounts of the Underwriters or purchasers procured by the Underwriters in the manner contemplated herein;

(b) the sale and delivery by the Selling Shareholder of the Shares to the initial purchasers thereof in the manner contemplated herein; or

(c)     the execution, delivery and performance of this Agreement.

4.14 Other than as set forth in the Hong Kong Prospectus, there are no (or, in the case of Israel, to the best knowledge of the Company after due enquiry there are no) legal or governmental proceedings pending and, to the best knowledge of the Company after due inquiry, no such proceedings are threatened or contemplated by any Governmental Authority or threatened by others to which the Company or any of its subsidiaries or associated companies is a party or of which any property of the Company or any of its subsidiaries or associated companies is the subject which, if determined adversely to the Company or any of its subsidiaries or associated companies, would individually or in the aggregate have a Material Adverse Effect.

4.15 (A) Except as set forth in the Hong Kong Prospectus, the Company and each of its subsidiaries and associated companies have all licenses, consents, franchises, permits, authorizations, approvals, certificates and orders and other concessions of and from all Governmental Authorities that are necessary to own, lease, license and use their respective properties and conduct their respective businesses in the manner as set forth in the Hong Kong Prospectus;
(B) neither the Company nor any Significant Subsidiary has received, nor does the Company have any reason to believe that it or any Significant Subsidiary will receive, any notice relating to any actual or proposed modification, suspension or revocation of any such licenses, consents, franchises, permits, authorizations, approvals, certificates, orders or concessions; and (C) the Company and its subsidiaries and associated companies are in compliance with the provisions of all such licenses, consents, franchises, permits, authorizations, approvals, orders and concessions, except, with respect to (A), (B) and (C), where the failure to have or maintain such licenses, consents, franchises, permits, authorizations, approvals, certificates, orders or concessions or to comply with the provisions thereof would not, individually or in the aggregate, have a Material Adverse Effect.

4.16 The Reporting Accountants, who have certified certain financial statements of the Company and its subsidiaries, are, to the best knowledge of the Company after due inquiry, independent accountants as required by the Listing Rules and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) access to assets is permitted only in accordance with management's general or specific authorization; (C) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions taken with respect to any differences; and (D) the Company has made and kept books, records and accounts, in reasonable detail, which accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of financial statements in conformity with generally accepted accounting principles in Hong Kong (Hong Kong GAAP) as well as the reconciliation of such financial statements in accordance with generally accepted accounting principles in the United States (US GAAP).

4.17 The International Offering Documents (as and when executed or issued) and (where relevant) the filing of such International Offering Documents with the SEC or (in the case of the Japanese Registration Statement, with the KLFB) have each been duly authorized by and on behalf of the Company, and the relevant International Offering Documents have each been duly executed pursuant to such authorization by and on behalf of the Company.

4.18 Each of the Company and its subsidiaries and associated companies owns or has had licensed to it or otherwise has the benefit of use under the authority of the owners or licensees thereof of all patents, patent licenses, inventions, copyrights, trademarks, service marks, trade names, domain names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), information, proprietary rights and processes or other confidential information (Intellectual Property) that are necessary to conduct its business as currently conducted, except where the failure to so own or have the right to use or acquire would not, individually or in the aggregate, have a Material Adverse Effect; and except as set forth in the Hong Kong Prospectus, (A) none of the Intellectual Property owned or, to the best knowledge of the Company having made due enquiry, licensed by the Company or any of its subsidiaries and associated companies is unenforceable or invalid; (B) neither the Company nor any of its subsidiaries or associated companies has received any notice of violation or conflict with rights of others with respect to the Intellectual Property; (C) there are no pending or threatened actions, suits, proceedings or claims by others that allege the Company or any of its subsidiaries or associated companies is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right; (D) the discoveries, inventions, products or processes of the Company and its subsidiaries and associated companies do not, to the Company's best knowledge after due inquiry, violate or conflict with any intellectual property or proprietary right of any third person; and (E) the Company and its subsidiaries and associated companies are not in breach of any license or other agreement relating to the Intellectual Property, in the case of any of (A) through (E) which would, or in the case of (C), if determined adversely to the Company or any of its subsidiaries or associated companies would, individually or in the aggregate have a Material Adverse Effect.

4.19 Other than as set forth in the Hong Kong Prospectus, no labour dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries or associated companies exists or, to the best knowledge of the Company after due inquiry, is threatened which would individually or in the aggregate have a Material Adverse Effect.

4.20 Each of this Agreement, the International Underwriting Agreement and the Deposit Agreement is or will be in proper form to be enforceable against the Company in the Cayman Islands or Hong Kong, as the case may be, in accordance with its terms; and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands or Hong Kong of this Agreement, the International Underwriting Agreement or the Deposit Agreement, as the case may be, it is not necessary that this Agreement, the International Underwriting Agreement or the Deposit Agreement, as the case may be, be filed or recorded with any court or other authority in the Cayman Islands, Hong Kong or Japan or that any stamp or similar tax in the Cayman Islands or Hong Kong be paid on or in respect of this Agreement, the International Underwriting Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

4.21 No holder of any of the Shares after the consummation of the transactions contemplated by this Agreement is or will be subject to any liability in respect of any liability of the Company by virtue only of its holding of any such Shares; except as set forth in the Hong Kong Prospectus, there are no limitations on the rights of holders of the Shares to hold, vote or transfer their securities.

4.22 Except as disclosed in the Hong Kong Prospectus, since30 June 2004, neither the Company nor any of the Significant Subsidiaries has (A) entered into or assumed any material contract, (B) incurred or agreed to incur any material liability (including contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or asset material to the Company or any of the Significant Subsidiaries, or (D) assumed or acquired or agreed to assume or acquire any material liabilities (including contingent liabilities).

4.23 The Company Accounts present a true and fair view of the financial position of the Group as of the dates specified and the results of operations and changes in financial position of the Group for the periods specified, and such financial statements have been prepared in conformity with Hong Kong GAAP applied on a consistent basis throughout the periods presented (other than as described therein); and the summary and selected financial data included in the Hong Kong Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Company Accounts.

4.24 The unaudited pro forma financial information included in Appendix VI to the Hong Kong Prospectus has been duly and carefully prepared in accordance with Listing Rule 4.29 and on the bases set out in the Hong Kong Prospectus, is presented therein on a basis consistent with the accounting policies normally applied by the Company and is not misleading; all assumptions on which such information is based are set out therein and are reasonable and, so far as the Company is aware, there are no other material assumptions or sensitivities which should reasonably be taken into account in the preparation of such information; and such pro forma financial information takes into account (to the extent relevant) all matters of which the Company is aware concerning the Company or the markets in which it carries on business and has been compiled after due and careful enquiry.

4.25 All returns, reports or filings which ought to have been made by or in respect of each of the Company and its subsidiaries and, to the best knowledge of the Company after due inquiry, each of the Company's associated companies for taxation purposes have been made, and are not the subject of any dispute with the relevant revenue or other appropriate authorities that is not being contested in good faith; the provisions included in the audited accounts as set out in the Hong Kong Prospectus included appropriate provisions required under Hong Kong GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company after due inquiry, any of its associated companies has received notice of any tax deficiency that has been asserted by the relevant regulatory authorities and is not being contested in good faith, except, in each case, any failure to so file or provide or any such deficiency that would not have a Material Adverse Effect.

4.26 The descriptions of the Restructuring in the Hong Kong Prospectus are true and correct in all material respects.

4.27 Each of the significant documents or agreements executed in connection with the Restructuring (collectively the Restructuring Documents) by any of the Company, its subsidiaries or associated companies (collectively, the Company Restructuring Subsidiaries) has been duly authorized, executed and delivered by that party and constitutes a valid and legally binding agreement of that party, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.28 The Restructuring and the execution, delivery and performance of the Restructuring Documents do not:

(a) contravene any provision of applicable law or statute, rule or regulation of any Governmental Authority having jurisdiction over the Company, any of the Significant Subsidiaries or any of the Company Restructuring Subsidiaries or any of their respective properties;

(b) contravene the respective constituent documents or business licenses of the Company, any of the Significant Subsidiaries or any of the Company Restructuring Subsidiaries; or

(c) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company, is a party or by which the Company, any of the Significant Subsidiaries or any of the Company Restructuring Subsidiaries is bound or to which any of the property or assets of the Company, any of the Significant Subsidiaries or any of the Company Restructuring Subsidiaries is subject, and will not result in the creation or imposition of any lien, charge, encumbrance or other restriction upon any material assets of the Company, any of the Significant Subsidiaries or any of the Company Restructuring Subsidiaries,

except, with respect to (a) or (c), any such contravention, conflict, breach, violation, default or restriction which would not, individually or in the aggregate, have (i) a Material Adverse Effect or (ii) a material adverse effect on the Company's ability to perform its obligations under this Agreement, the International Underwriting Agreement or the Deposit Agreement.

4.29 Except as disclosed in the Hong Kong Prospectus, all consents, approvals, authorizations, orders, registrations and qualifications required in connection with the Restructuring and the execution, delivery and performance of the Restructuring Documents have been made or unconditionally obtained in writing, and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

4.30 There are no (or, in the case of Israel, to the best knowledge of the Company after due enquiry there are no) legal or governmental proceedings that challenge the effectiveness or validity of the events and transactions set forth in the Hong Kong Prospectus under the caption "The Restructuring" and, to the Company's best knowledge without having made any specific inquiry of any Governmental Authority, no such proceedings are threatened or contemplated by any Governmental Authorities.

4.31 Except as set forth in the Hong Kong Prospectus, the Company is not engaged in any material transactions with its directors, officers, management, shareholders, or any other person, including persons formerly holding such positions, on terms that are not available to other parties on an arm's length basis.

4.32 Except as disclosed in the Hong Kong Prospectus, there are no contracts, agreements or understandings between the Company (or any other member of the Group) and any person or entity that would give rise to any claim against the Group or any of the Underwriters for brokerage commissions, finder's fees or other payments in connection with the offer and sale of Shares.

4.33 There are no debt securities of the Company outstanding as of the date of this Agreement.

4.34 The Company and each of its Significant Subsidiaries is validly insured against such losses and risks in such amounts as are prudent and customary in the businesses in which it is engaged and as may be required by law; the Company and each of its Significant Subsidiaries has duly paid in full all premiums due in respect of such policies and instruments; there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying any liability with respect thereto or is defending under a reservations of rights clause that, if determined adversely to the Company or any Significant Subsidiary, would have a Material Adverse Effect.

                                     PART B

1.1 The Selling Shareholder has been duly organized and is validly existing as a company in good standing in the British Virgin Islands.

1.2 All Governmental Authorizations required for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder and under the International Underwriting Agreement and for the execution and delivery by the Selling Shareholder of this Agreement and the International Underwriting Agreement, have been obtained and are in full force and effect.

1.3 The sale of the Shares to be sold by the Selling Shareholder hereunder and under the International Underwriting Agreement, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the relevant time of delivery as is to be set out in the International Underwriting Agreement, the compliance by the Selling Shareholder with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound, or to which any of the property or assets of the Selling Shareholder is subject (B) the constituent documents of the Selling Shareholder or (C) any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Selling Shareholder or its properties or assets.

1.4 The Selling Shareholder has good and valid title to the Shares to be sold hereunder and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and upon delivery of the Shares to be sold hereunder and under the International Underwriting Agreement and payment therefor pursuant to this Agreement and the International Underwriting Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Hong Kong Underwriters and/or the International Underwriters and/or the initial applicants/purchasers, as the case may be.

1.5 Each of this Agreement and the International Underwriting Agreement has been or will be duly authorized, executed and delivered by the Selling Shareholder and constitutes (or will when executed constitute) a valid and legally binding agreement of the Selling Shareholder, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and is in proper form to be enforceable against the Selling Shareholder in accordance with its terms; and to ensure the legality, validity, enforceability or admissibility into evidence in the British Virgin Islands or Hong Kong, as the case may be, of this Agreement or the International Underwriting Agreement, as the case may be, it is not necessary that this Agreement or the International Underwriting Agreement, as the case may be, be filed or recorded with any court or other authority in the British Virgin Islands or Hong Kong, as the case may be, or that any stamp or similar tax in the British Virgin

Islands or Hong Kong, as the case may be, be paid on or in respect of this Agreement, the International Underwriting Agreement or any other documents to be furnished hereunder.

1.6 There are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or any Hong Kong Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offer and sale of the Shares.

1.7 Each Restructuring Document executed by the Selling Shareholder has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and constitutes a valid and legally binding agreement of the Selling Shareholder, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

1.8 The Restructuring and the execution, delivery and performance of the Restructuring Documents do not (A) contravene any provision of applicable law or statute, rule or regulation of any Governmental Authority having jurisdiction over the Selling Shareholder or any of its properties, (B) contravene the respective constituent documents or business licenses of the Selling Shareholder or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, and will not result in the creation or imposition of any lien, charge, encumbrance or other restriction upon any material assets of the Selling Shareholder, except, with respect to (A) or (C), any such contravention, conflict, breach, violation, default or restriction which would not, individually or in the aggregate, have (i) a Material Adverse Effect or (ii) a material adverse effect on the Selling Shareholder's ability to perform its obligations under this Agreement.

                                   SCHEDULE 5

                      FORM OF PRICE DETERMINATION AGREEMENT

                      [On the letterhead of Goldman Sachs]

                                                                [.] October 2004

Hutchison Telecommunications Investment Holdings Limited
18/F, Two Harbourfront
22 Tak Fung Street
Hunghom
Kowloon
Hong Kong

Dear Sirs

HONG KONG PUBLIC OFFERING:  PRICE DETERMINATION AGREEMENT

We refer to the Hong Kong offer underwriting agreement dated 27 September 2004 entered into between Hutchison Telecommunications International Limited, Hutchison Telecommunications Investment Holdings Limited, ourselves and the other Hong Kong Underwriters named therein in respect of the public offer of initially 115,500,000 shares (subject to adjustment) of par value HK$0.25 each (the Shares) in the Company (the Hong Kong Underwriting Agreement).

Terms defined in the Hong Kong Underwriting Agreement shall have the same meanings when used in this letter.

This letter is written in our capacity as global coordinator and sole bookrunner of the Global Offering and on behalf of the other Hong Kong Underwriters under the Hong Kong Underwriting Agreement.

Based on the book-building exercise and the level of market demand for the International Offering and following our discussions, pursuant to clause 3.6 of the Hong Kong Underwriting Agreement, the Offer Price (before Brokerage at the rate of 1 per cent., SFC Transaction Levy at the rate of 0.005 per cent., Investor Compensation Levy at the rate of 0.002 per cent. and Trading Fee at the rate of 0.005 per cent.) has been determined as HK$[.].

This letter agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

Please sign below to confirm your agreement with the terms recorded herein.

Yours faithfully
For and on behalf of
GOLDMAN SACHS (Asia) L.L.C.


---------------------------
[Name]
[Title]


We hereby agree to the terms of the above letter.

For and on behalf of
HUTCHISON TELECOMMUNICATIONS INVESTMENT HOLDINGS LIMITED


--------------------------
[Name]
[Title]

                                   SCHEDULE 6

                  HONG KONG UNDERWRITERS' SET OFF ARRANGEMENTS

1. This Schedule sets out the arrangements and terms pursuant to which the obligations of each Hong Kong Underwriter under clause 6.1 of this Agreement will be reduced to the extent that it makes (or procures to be made) one or more Valid Applications which is or are accepted (hereafter referred to as Underwriters' Applications). These arrangements mean that in no circumstances will any Hong Kong Underwriter have any further liability as a Hong Kong Underwriter if one or more Underwriters' Applications, duly made by it or procured by it to be made, are validly made and accepted for not less than the number of the Hong Kong Offer Shares noted against its name in Schedule 1, save as provided in the Agreement Among Hong Kong Underwriters.

2. In order to qualify as Underwriters' Applications, such applications must be made on one or more Hong Kong Application Forms and delivered, together with a cheque or cheques or banker's cashier order or orders for the amounts payable on application (including Brokerage, Trading Fee, SFC Transaction Levy and Investor Compensation Levy), to Goldman Sachs by not later than 10:00 a.m. on the Acceptance Date. Each such application must bear the stamp of the Hong Kong Underwriter or the Hong Kong Underwriter's broker or nominee by whom or on whose behalf the application is made or, if made by the Hong Kong Underwriter's sub-underwriter, marked to identify the relevant Hong Kong Underwriter and there must be clearly marked on the Hong Kong Application Form(s) "Hutchison Telecommunications - Underwriter's Application". These applications will subsequently be notified and delivered by Goldman Sachs to any of the Receiving Bankers by 12:00 noon on the Acceptance Date.

3. If all of the Hong Kong Offer Shares shall not have been validly both applied and paid for in the manner referred to in this Agreement, each Hong Kong Underwriter will, subject to the provisions of this Agreement, be obliged to take up the proportion of the shortfall that (a) its net underwriting participation (that is its underwriting participation pursuant to clause 6.1 less the aggregate number of Hong Kong Offer Shares for which Underwriters' Applications have been made by it or procured to be made by it to the extent that they have been accepted and up to the limit of its underwriting participation), bears to (b) the aggregate of the underwriting participation of all the Hong Kong Underwriters including itself less the aggregate number of Hong Kong Offer Shares for which Underwriters' Applications have been made (including by itself). This paragraph 3 is subject to the Agreement Among Hong Kong Underwriters.

4. The obligations of Hong Kong Underwriters determined pursuant to paragraph 3 above may be rounded, as determined by Goldman Sachs in its sole discretion, to avoid fractions. The determination of Goldman Sachs shall be final and conclusive and without recourse.

5. No preferential consideration will be given in respect of Underwriters' Applications.

                                   SCHEDULE 7

                            ADVERTISING ARRANGEMENTS

DATES                    NEWSPAPERS

Thursday, 30 September   The South China Morning Post (in English)

                         Hong Kong Economic Journal (in Chinese)

                         Hong Kong Economic Times (in Chinese)

                         Oriental Daily (in Chinese)

Monday, 4 October        The South China Morning Post (in English)

                         Hong Kong Economic Journal (in Chinese)

                         Hong Kong Economic Times (in Chinese)

                         Oriental Daily (in Chinese)

                         Ming Pao (in Chinese)

                         Sing Tao Daily (in Chinese)

Tuesday, 5 October       The Standard (in English)

                         Hong Kong Economic Times (in Chinese)

                         Oriental Daily (in Chinese)

                         Wen Wei Po (in Chinese)

Wednesday, 6 October     The South China Morning Post (in English)

                         Hong Kong Economic Journal (in Chinese)

                         Hong Kong Economic Times (in Chinese)

                         Ming Pao (in Chinese)

                         Sing Tao Daily (in Chinese)

THE COMPANY

SIGNED by                                 )
for and on behalf of                      )
HUTCHISON                                 )
TELECOMMUNICATIONS                        )
INTERNATIONAL LIMITED                     ) /s/ Susan Chow
in the presence of:                       )
/s/ Vanessa Poon, Linklaters


THE SELLING SHAREHOLDER

SIGNED by                                 )
for and on behalf of                      )
HUTCHISON                                 )
TELECOMMUNICATIONS                        )
INVESTMENT HOLDINGS LIMITED               ) /s/ Susan Chow
in the presence of:                       )
/s/ Vanessa Poon, Linklaters


THE GLOBAL COORDINATOR AND SOLE SPONSOR

SIGNED by                                 )
for and on behalf of                      )
GOLDMAN SACHS (ASIA) L.L.C.               ) /s/ Rajiv Ghatalia
in the presence of:                       )
/s/ Robert Ashworth, Freshfields Bruckhaus Deringer

THE HONG KONG UNDERWRITERS

SIGNED by                                 )
for and on behalf of                      )
GOLDMAN SACHS (ASIA) L.L.C.               ) /s/ Rajiv Ghatalia
in the presence of:                       )
/s/ Robert Ashworth, Freshfields Bruckhaus Deringer


SIGNED by                                 )
for and on behalf of                      )
GOLDMAN SACHS (ASIA) L.L.C.               )
as duly authorised attorney for           )
ABN AMRO BANK N.V. HONG KONG              )
 BRANCH and NM ROTHSCHILD                 )
 & SONS (HONG KONG) LIMITED               )
 (each trading as ABN AMRO                )
 ROTHSCHILD),                             ) /s/ Rajiv Ghatalia
BNP PARIBAS PEREGRINE CAPITAL             )
 LIMITED,                                 )
CELESTIAL CAPITAL LIMITED,                )
CORE PACIFIC - YAMAICHI                   )
 INTERNATIONAL (H.K.)                     )
 LIMITED,                                 )
DAO HENG SECURITIES LIMITED,              )
DBS ASIA CAPITAL LIMITED,                 )
FIRST SHANGHAI SECURITIES                 )
 LIMITED,                                 )
GUOTAI JUNAN SECURITIES                   )
 (HONG KONG) LIMITED,                     )
THE HONGKONG AND SHANGHAI                 )
 BANKING CORPORATION                      )
 LIMITED,                                 )
KGI CAPITAL ASIA LIMITED,                 )
KIM ENG SECURITIES (HONG                  )
 KONG) LIMITED,                           )
SBI E2-CAPITAL SECURITIES                 )
 LIMITED,                                 )
SOUTH CHINA SECURITIES                    )
 LIMITED,                                 )
SUN HUNG KAI INTERNATIONAL                )
 LIMITED and                              )
TAI FOOK SECURITIES COMPANY               )
 LIMITED                                  )
in the presence of:                       )
/s/ Robert Ashworth, Freshfields Bruckhaus Deringer

                                    CONTENTS

CLAUSE                                                                      PAGE

1.    INTERPRETATION...........................................................2

2.    CONDITIONS..............................................................11

3.    THE HONG KONG PUBLIC OFFERING...........................................12

4.    THE HONG KONG OFFERING DOCUMENTS AND THE PREFERENTIAL
       OFFERING DOCUMENTS........................ ............................17

5.    ALLOCATION OF HONG KONG OFFER SHARES....................................18

6.    UNDERWRITING............................................................19

7.    PAYMENT UNDER THE HONG KONG PUBLIC OFFERING.............................21

8.    COMMISSION AND EXPENSES.................................................22

9.    STABILIZATION AND LIABILITY.............................................23

10.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS............................24

11.   FURTHER UNDERTAKINGS....................................................26

12.   TERMINATION.............................................................30

13.   INDEMNITY...............................................................32

14.   REMEDIES, WAIVERS AND RELEASE...........................................35

15.   ASSIGNMENT..............................................................36

16.   FURTHER ASSURANCE.......................................................36

17.   ENTIRE AGREEMENT........................................................36

18.   AMENDMENT OR VARIATION..................................................36

19.   NOTICES.................................................................37

20.   ANNOUNCEMENTS...........................................................38

21.   TIME OF ESSENCE.........................................................38

22.   INVALIDITY..............................................................39

23.   GOVERNING LAW...........................................................39

24.   DISPUTE RESOLUTION......................................................39

25.   IMMUNITY................................................................40

26.   CURRENCY INDEMNITY......................................................40

27.   COUNTERPARTS............................................................41

SCHEDULE 1  HONG KONG UNDERWRITERS............................................42

SCHEDULE 2  THE CONDITIONS PRECEDENT DOCUMENTS................................44

     PART A  : TO BE DELIVERED TO GOLDMAN SACHS NOT LATER THAN 5:00
       P.M. ON THE BUSINESS DAY PRIOR TO THE PROSPECTUS DATE .................44
       1.     Legal Documents.................................................44
       2.     Documents relating to the Hong Kong Public Offering.............45
       3.     PRC Legal Opinions..............................................46
       4.     Other Documents.................................................46

     PART B  : TO BE DELIVERED TO GOLDMAN SACHS NOT LATER THAN 5:00
       P.M. ON THE BUSINESS DAY PRIOR TO CLOSING .............................47

SCHEDULE 3  SIGNIFICANT SUBSIDIARIES..........................................48

SCHEDULE 4  REPRESENTATIONS AND WARRANTIES....................................49

     PART A ..................................................................49
       1.     Accuracy and Adequacy of Information............................49
       2.     Hong Kong Public Offering.......................................52
       3.     Preferential Offering Documents.................................53
       4.     General Warranties..............................................53

     PART B ..................................................................61

SCHEDULE 5  FORM OF PRICE DETERMINATION AGREEMENT.............................63

SCHEDULE 6  HONG KONG UNDERWRITERS' SET OFF ARRANGEMENTS......................65

SCHEDULE 7  ADVERTISING ARRANGEMENTS..........................................66
     The Company..............................................................67
     The Selling Shareholder..................................................67
     The Global Coordinator and Sole Sponsor..................................67
     The Hong Kong Underwriters...............................................68